As filed with the Securities and Exchange Commission on October 7, 2003
                                      An Exhibit List can be found on page II-2.
                                                           Registration No. 333-


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549



                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                         WPCS INTERNATIONAL INCORPORATED
                 (Name of small business issuer in its charter)

     Delaware                              4899                               98-0204758
(State or other Jurisdiction of    (Primary Standard Industrial      (I.R.S. Employer Identification No.)
 Incorporation or Organization)     Classification Code Number)


                       140 South Village Avenue, Suite 20
                                 Exton, PA 19341
                                 (610) 903-0400
         (Address and telephone number of principal executive offices \
                        and principal place of business)

                     Andrew Hidalgo, Chief Executive Officer
                       140 South Village Avenue, Suite 20
                                 Exton, PA 19341
                                 (610) 903-0400
            (Name, address and telephone number of agent for service)


                                   Copies to:
                               Marc J. Ross, Esq.
                              Thomas A. Rose, Esq.
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Flr.
                            New York, New York 10018
                                 (212) 930-9700
                              (212) 930-9725 (fax)


                Approximate date of proposed sale to the public:
     From time to time after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                              CALCULATION OF REGISTRATION FEE
======================================================= ================= ==================== ===================== ==============
                                                                           Proposed Maximum      Proposed Maximum      Amount of
          Title of Each Class of Securities               Amount to be    Offering Price Per    Aggregate Offering   Registration
                   to be Registered                        Registered         Security(1)             Price               Fee
------------------------------------------------------- ----------------- -------------------- --------------------- --------------
Shares  of common  stock,  $.0001  par value  ("Common
Stock")                                                   8,657,406              $1.475            $12,769,674          $1,033.07
Shares of Common Stock issuable upon exercise of
warrants                                                  5,109,400              $1.475             $7,536,365            $609.69


Total                                                    13,766,806              $1.475            $20,306,039          $1,642.76

======================================================= ================= ==================== ===================== ==============


(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on October 6, 2003.






     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Preliminary Prospectus           Subject To Completion, Dated October [  ], 2003


     The information in this prospectus is not complete and may be changed.

                         WPCS International Incorporated
                              13,766,806 Shares of
                                  Common Stock

     This prospectus relates to the resale by the selling stockholders of 13,766,806 shares of our common stock, based on current market prices. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. Please see the "Selling Stockholders" section in this prospectus for a complete description of all of the selling stockholders.

     We will not receive any proceeds from the sale of shares by the selling stockholders. However, we will receive proceeds upon the exercise of any warrants or options that may be exercised by the selling stockholders, if any. We will pay the expenses of registering these shares.

     Our common stock is listed on the Over-The-Counter Bulletin Board under the symbol "WPCS." The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on October 6, 2003, was $1.45.



            Investing in these securities involves significant risks.
                     See "Risk Factors" beginning on page 3.



     The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

              The date of this prospectus is ______________, 2003.

                               PROSPECTUS SUMMARY

Our Business

     WPCS International Incorporated is a project engineering company that focuses on the implementation requirements of specialty communication systems, wireless fidelity (WiFi) deployment and fixed wireless deployment. WPCS offers the ability to integrate superior solutions across a vast majority of communication requirements.

     Connecting a company's network is critical in achieving the timely flow of information. Today, a company's network expands beyond its existing headquarters to remote offices and remote users. The networking applications are larger and the demand for high-speed connectivity to move data back and forth is growing dramatically. Until recently, a company's only alternative in obtaining high-speed connectivity was to contact the telephone company and have a high-speed landline service installed so that connectivity could be achieved between its locations. The issue today is that these high-speed landlines take too much time to install, are not available in all locations, do not solve remote application usage and are costly to use on a monthly basis.

     WPCS International Incorporated was formed to take advantage of the growing demand in high-speed connectivity by providing complete wireless solutions including best of breed wireless products, engineering services, structured cabling and deployment. WPCS offers the ability to integrate superior solutions across the vast majority of communication requirements.

     WPCS also provides network security, trains end users and provides on-going technical support to insure a successful installation.

     Our principal offices are located at 140 South Village Avenue, Suite 20, Exton, PA 19341, and our telephone number is (610) 903-0400. We are a Delaware corporation.

                                  The Offering

Common stock offered by selling stockholders                                 13,766,806  shares,  of which  8,657,406 are
                                                                             currently   issued   and   outstanding   and
                                                                             5,109,400  are  issuable  upon  exercise  of
                                                                             outstanding     warrants.     This    number
                                                                             represents   approximately   54.5%   of  our
                                                                             common  stock to be  outstanding  after  the
                                                                             offering.

Common stock to be outstanding after the offering                            25,245,090 shares

Use of proceeds...........................................................   We will not  receive any  proceeds  from the
                                                                             sale of the common stock.  However,  we will
                                                                             receive  the sale price of any common  stock
                                                                             we sell  to the  selling  stockholders  upon
                                                                             exercise of the warrants.

Over-The-Counter Bulletin Board Symbol....................................   WPCS

                                  RISK FACTORS

     This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Related To Our Business

Our success is dependent on growth in the deployment of wireless networks, and to the extent that such growth slows down, our business may be harmed.

     The wireless industry has historically experienced a dramatic rate of growth both in the United States and internationally. Recently, however, many end users have been re-evaluating their network deployment plans in response to downturns in the capital markets, changing perceptions regarding industry growth, the adoption of new wireless technologies, increased price competition and a general economic slowdown in the United States and internationally. It is difficult to predict whether these changes will result in a downturn in the wireless industry. If the rate of growth should slow down and end users continue to reduce their capital investments in wireless infrastructure or fail to expand their networks, our business may be significantly harmed.


     The uncertainty associated with rapidly changing wireless technologies may also continue to negatively impact the rate of deployment of wireless networks and the demand for our services. End users face significant challenges in assessing their bandwidth demands and in acceptance of rapidly changing enhanced wireless capabilities. If end users continue to perceive that the rate of acceptance of next generation wireless products will grow more slowly than previously expected, they may, as a result, continue to slow their deployment of next generation wireless technologies. Any significant slowdown will reduce the demand for our services and adversely affect our financial results.


The increase of services offered by equipment vendors could cause a reduction in demand for our services.


     Recently, the wireless equipment vendors have increased the services they offer for their technology. This activity and the potential continuing trend towards offering services may lead to a greater ability among equipment vendors to provide a comprehensive range of wireless services, and may simplify integration and installation, which could lead to a reduction in demand for our services. Moreover, by offering certain services to end users, equipment vendors could reduce the number of our current or potential customers and increase the bargaining power of our remaining customers, which may adversely impact our business.


Our quarterly results fluctuate and may cause our stock price to decline.


     Our quarterly operating results have fluctuated in the past and will likely fluctuate in the future. As a result, we believe that period to period comparisons of our results of operations are not a good indication of our future performance. A number of factors, many of which are outside of our control, are likely to cause these fluctuations.


     The factors outside of our control include:


     o    Wireless market conditions and economic conditions generally;

     o    The timing and size of wireless deployments by end users.

     o    fluctuations in demand for our services;

     o    the length of sales cycles;

     o the ability of certain customers to sustain capital resources to pay their trade accounts receivable balances;

     o    reductions in the prices of services offered by our competitors; and

     o    Costs of integrating technologies or businesses that we add.

          The factors substantially within our control include:

     o changes in the actual and estimated costs and time to complete fixed-price, time-certain projects that may result in revenue adjustments for contracts where revenue is recognized under the percentage of completion method;

     o the timing of expansion into new markets, both domestically and internationally; and

     o    the timing and payments associated with possible acquisitions.

     Because our operating results may vary significantly from quarter to quarter, our operating results may not meet the expectations of securities analysts and investors, and our common stock could decline significantly which may expose us to risks of securities litigation, impair our ability to attract and retain qualified individuals using equity incentives and make it more difficult to complete acquisitions using equity as consideration.


Failure to keep pace with the latest technological changes could result in decreased revenues.


     The market for our services is characterized by rapid change and technological improvements. Failure to respond in a timely and cost-effective way to these technological developments could result in serious harm to our business and operating results. We have derived, and we expect to continue to derive, a substantial portion of our revenues from creating wireless networks that are based upon today's leading technologies and that are capable of adapting to future technologies. As a result, our success will depend, in part, on our ability to develop and market service offerings that respond in a timely manner to the technological advances of our customers, evolving industry standards and changing client preferences.


Failure to properly manage projects may result in costs or claims.


     Our engagements often involve large scale, highly complex projects. The quality of our performance on such projects depends in large part upon our ability to manage the relationship with our customers, and to effectively manage the project and deploy appropriate resources, including third-party contractors, and our own personnel, in a timely manner. Any defects or errors or failure to meet clients' expectations could result in claims for substantial damages against us. Our contracts generally limit our liability for damages that arise from negligent acts, error, mistakes or omissions in rendering services to our clients. However, we cannot be sure that these contractual provisions will protect us from liability for damages in the event we are sued. In addition, in certain instances, we guarantee customers that we will complete a project by a scheduled date or that the network will achieve certain performance standards. If the project or network experiences a performance problem, we may not be able to recover the additional costs we will incur, which could exceed revenues realized from a project. Finally, if we miscalculate the resources or time we need to complete a project with capped or fixed fees, our operating results could be seriously harmed.


Potential future acquisitions could be difficult to integrate, disrupt our business, dilute stockholder value and adversely affect our operating results.


     Since November 1, 2002, we have acquired three companies and we intend to further expand our operations through acquisitions over time. This may require significant management time and financial resources because we may need to integrate widely dispersed operations with distinct corporate cultures. Our failure to manage future acquisitions successfully could seriously harm our operating results. Also, acquisition costs could cause our quarterly operating results to vary significantly. Furthermore, our stockholders would be diluted if we financed the acquisitions by incurring convertible debt or issuing securities. To the extent we acquire an international operation; we will face additional risks, including:

     o difficulties in staffing, managing and integrating international operations due to language, cultural or other differences;

     o    different or conflicting regulatory or legal requirements;

     o    foreign currency fluctuations; and

     o    diversion of significant time and attention of our management.

We have no current agreements, arrangements or plans with regards to any future acquisitions.

Our principal officers and directors own a controlling interest in our voting stock and investors will not have any voice in our management.

     Our officers and directors, in the aggregate, beneficially own approximately 42.4% of our outstanding common stock. As a result, these stockholders, acting together, will have the ability to control substantially all matters submitted to our stockholders for approval, including:

          -    election of our board of directors;
          -    removal of any of our directors;
          -    amendment of our certificate of incorporation or bylaws; and
          - adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

     As a result of their ownership and positions, our directors and executive officers collectively are able to influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, sales of significant amounts of shares held by our directors and executive officers, or the prospect of these sales, could adversely affect the market price of our common stock. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

We have a history of operating losses and may never become profitable

     We incurred a net loss of approximately $381,000 for the year ended April 30, 2003. There can be no assurance that we will achieve or sustain profitability or positive cash flow from operating activities in the future. If we cannot achieve operating profitability or positive cash flow from operating activities, we may not be able to meet our working capital requirements.

We may be unable to obtain the additional capital required to grow our business. We may have to curtail our business if we cannot find adequate funding.

     Our ability to grow depends significantly on our ability to expand our operations through internal growth and by acquiring other companies or assets that require significant capital resources. We may need to seek additional capital from public or private equity or debt sources to fund our growth and operating plans and respond to other contingencies such as:

     o    shortfalls in anticipated revenues or increases in expenses;

     o    the development of new services; or

     o the expansion of our operations, including the recruitment of additional personnel.

We cannot be certain that we will be able to raise additional capital in the future on terms acceptable to us or at all. If alternative sources of financing are insufficient or unavailable, we may be required to modify our growth and operating plans in accordance with the extent of available financing.

Risks Relating to our Common Stock

Our Common Stock is Subject to the "Penny Stock" Rules of the SEC and the Trading Market in our Securities is Limited, Which Makes Transactions in our Stock Cumbersome and May Reduce the Value of an Investment in our Stock.

     Since our common stock is not listed or quoted on any exchange or on Nasdaq, and no other exemptions currently apply, trading in our common stock on the Over-The-Counter Bulletin Board is subject to the "penny stock" rules of the SEC. These rules require, among other things, that any broker engaging in a transaction in our securities provide its customers with a risk disclosure document, disclosure of market quotations, if any, disclosure of the compensation of the broker and its salespersons in the transaction, and monthly account statements showing the market values of our securities held in the customer's accounts. The brokers must provide bid and offer quotations and compensation information before making any purchase or sale of a penny stock and also provide this information in the customer's confirmation. Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

                                 USE OF PROCEEDS

     This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders of our company. There will be no proceeds to us from the sale of shares of common stock in this offering. However, in the event that our outstanding warrants are exercised, we may receive proceeds of up to $4,498,710. Any such proceeds will be used for working capital purposes. There can be no assurance that any of such warrants will be exercised.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     Our common stock is currently traded on the OTC Electronic Bulletin Board under the symbol "WPCS."

     The following table sets forth the range of high and low closing bid quotations for our common stock for each quarter of the last two fiscal years, as reported on the Bulletin Board. The quotations represent inter-dealer prices without retail markup, markdown or commission, and may not necessarily represent actual transactions.

                                 PERIOD                                               HIGH                 LOW
     Year Ended April 30, 2002:
             First Quarter..............                                               2.25                0.45
             Second Quarter.............                                               0.54                0.18
             Third Quarter..............                                               0.50                0.15
             Fourth Quarter.............                                               0.15                0.07

     Year Ended April 30, 2003:
             First Quarter..............                                               2.55                0.07
             Second Quarter.............                                               1.90                1.35
             Third Quarter..............                                               2.08                1.05
             Fourth Quarter.............                                               1.95                1.11

    Year Ended April 30, 2004:
             First Quarter..............                                               1.88                0.39
             Second Quarter(1)..........                                               1.65                1.02


     (1) As of October 6, 2003

     On October 6, 2003, the closing sale price for our common shares, as reported by the Bulletin Board, was $1.45 per share.

     As of October 6, 2003, there were 20,135,690 shares of common stock outstanding and there were approximately 94 registered holders of our common stock.

                                 DIVIDEND POLICY

     We have never paid any cash dividends on our capital stock and do not anticipate paying any cash dividends on the Common Shares in the foreseeable future. We intend to retain future earnings to fund ongoing operations and future capital requirements of our business. Any future determination to pay cash dividends will be at the discretion of the Board and will be dependent upon our financial condition, results of operations, capital requirements and such other factors as the Board deems relevant.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

     Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

     o    discuss our future expectations;
     o contain projections of our future results of operations or of our financial condition; and
     o    state other "forward-looking" information.

     We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. The risk factors listed in this section, as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. You should be aware that the occurrence of the events described in these risk factors could have an adverse effect on our business, results of operations and financial condition.

Overview

     WPCS International Incorporated is a project engineering company that focuses on the implementation requirements of specialty communication systems, wireless fidelity (WiFi) deployment and fixed wireless deployment. WPCS offers the ability to integrate superior solutions across a vast majority of communication requirements. We define wireless deployment as the internal and external design and installation of a fixed wireless solution to support voice/data/video transmission between two or more points without the utilization of landline infrastructure. The Company generates its revenues from product sales and services. There are multiple products associated with the deployment of a fixed wireless solution including radios, repeaters, amplifiers, antennas, cabling and specialty components. There are also important services such as spectrum analysis, site surveys, site design, tower construction, mounting and alignment.

Significant Transactions and Events

     On May 17, 2002, pursuant to the agreement and plan of merger, Phoenix Star Ventures Inc., a publicly held corporation, acquired WPCS Holdings Inc., a Delaware corporation by issuing 5,500,000 shares of its common stock to shareholders of WPCS Holdings in exchange of all the outstanding shares of WPCS Holdings. The shareholders of WPCS Holdings, after the acquisition, owned the majority of the combined company. Accordingly, the combination has been accounted for as a reverse acquisition, whereby, for accounting purposes, WPCS Holdings is the accounting acquirer and Phoenix Star Ventures is the accounting acquiree. Concurrently with the acquisition, Phoenix Star Ventures, the parent company, changed its name to WPCS International Incorporated.

     On November 13, 2002, we entered into an agreement and completed a merger with Invisinet Acquisitions Inc., a wholly owned subsidiary of WPCS, and Invisinet, Inc., an unrelated Delaware corporation. Pursuant to the terms of the Agreement and Plan of Merger, Invisinet Acquisitions acquired 100% of the common stock of Invisinet, by issuing 1,000,000 shares of WPCS' common stock with a fair value of $1,750,000, based on the value of WPCS' common stock as of a few days prior to that date. Based on the net assets acquired of Invisinet, we recognized goodwill of approximately $1,627,000. Subsequently, Invisinet Acquisitions was merged into Invisinet with Invisinet being the surviving company. Invisinet is in the same business as WPCS, providing fixed wireless technology solutions to its customers.

     On December 30, 2002, through our wholly owned subsidiary Walker Comm Merger Corp., we acquired all of the outstanding common stock of Walker Comm, Inc. The aggregate consideration paid by WPCS for the entire equity interest in Walker Comm was approximately $5,113,000. As a result of and at the effective time of the merger, all of the issued and outstanding shares of common stock, par value $1.00 per share, of Walker Comm were exchanged for aggregate merger consideration consisting of $500,000 in cash and our common stock with a value of approximately $4,574,000, or 2,486,000 shares valued at $1.84 per share. Based on the net assets acquired of Walker Comm, we recognized goodwill of approximately $3,762,000. Subsequently on that date, Walker Comm

Merger was merged with and into Walker Comm, with Walker Comm being the surviving corporation. Walker Comm then became our wholly owned subsidiary.

     On August 22, 2003, through our wholly owned subsidiary Clayborn Contracting Acquisition Corp., we acquired all of the outstanding common stock of Clayborn Contracting Group, Inc., an Auburn, California diversified project services firm that designs and installs smart highway systems and substations for state and local municipalities in California. In addition, Clayborn Contracting Group has performed structured cabling, underground and utility work. Recently, Clayborn Contracting Group has expanded its services to include wireless supervisory control and data acquisition design and deployment for water treatment facilities. As a result of and at the effective time of the merger, all of the issued and outstanding shares of common stock of Clayborn Contracting Group were exchanged for aggregate merger consideration consisting of $900,000 in cash and 826,446 shares of our common stock. An additional $1,100,000 is payable by delivery to the Clayborn Contracting Group shareholders of 50% of the post tax profits of Clayborn Contracting Group, payable in quarterly distributions, which would increase the purchase price. Subsequently on that date, Clayborn Contracting Acquisition was merged with and into Clayborn Contracting Group, with Clayborn Contracting Group being the surviving corporation. Clayborn Contracting Group then became our wholly owned subsidiary.

Results of Operations

     We started our operations in December of 2001. We did not record any significant sales and operations for the year ended April 30, 2002 or the three months ended July 31, 2002. Therefore, for the purpose of discussion of results of operations, limited comparison is made to operations for those periods. We have two reportable segments, Walker Comm and WPCS. WPCS includes WPCS Incorporated and Invisinet. Walker Comm includes Walker Comm and Clayborn Contracting Group. Walker Comm is a full service contractor specializing in the engineering and installation of fiber optics, voice and data cabling, audio/visual systems, and networking. Clayborn Contracting Group is a diversified project services firm that has designed and installed smart highway systems and substations for state and local municipalities in California. WPCS specializes in WiFi deployment for indoor wireless connectivity, mobile wireless connectivity and fixed wireless deployment.

Fiscal Year ended April 30, 2003 Compared to period November 15, 2001 (date of inception) to April 30, 2002

Sales

     Sales were approximately $5,423,000 and $402,000 for the years ended April 30, 2003 and the period ended April 30, 2002, respectively. The primary reason for the increase in revenues comparing 2003 to 2002 is attributable to the two acquisitions we made in November 2002 of Invisinet and December 2002 of Walker Comm. These acquisitions accounted for $4,720,000 or 94% of the increase in revenues over the prior year.

Gross Profits

     In the case of WPCS and Invisinet, cost of sales consists of component and material costs and direct labor cost payments to third party sub-contractors for its installation. For Walker Comm, cost of sales consists of direct costs on contract, including materials, labor, and other overhead costs. Our gross margin varies from job to job. For the year ended April 30, 2003 and the period ended April 30, 2002, gross margin was 30.5% and 33.6%, respectively.

Selling expenses

     Selling expenses include expenses incurred for marketing and promotional activities. For the year ended April 30, 2003 and for the period ended April 30, 2002, selling expenses were approximately $28,000 and $4,900, respectively. We expect selling expenses to increase in the near future as we start to market our products and services in expanded markets.

General and administrative expenses

     For the year ended April 30, 2003, general and administrative expenses were $1,833,000. Included in the general and administrative expenses are $714,000 paid for salaries, commissions and payroll taxes and $374,000 for professional fees. Walker Comm employs union employees for whom it paid $239,000 in union benefits. Insurance costs amounted to $146,000 and rent for our office facilities amounted to $100,000. Other general and administrative expenses amounted to $260,000.

     For the period November 15, 2001 to April 30, 2002, general and administrative expenses were $112,000. Included in the general and administrative expenses are $54,000 paid for salaries, commissions and payroll taxes, rent for our office facilities amounted to $10,000 and $6,000 in professional fees. We incurred $17,000 in travel and entertainment expenses to develop new business and paid $7,000 in telephone expenses. Other general and administrative expenses amounted to $18,000.

Depreciation and amortization

     Depreciation for the year ended April 30, 2003 was $75,000 as compared to $2,600 for the period ended April 30, 2002. The increase is due to the acquisition of fixed assets on acquiring Walker Comm and Invisinet. The amortization expense for the year ended April 30, 2003 was $41,000. We acquired customer lists from Walker Comm and Invisinet which are being amortized over a period of five years from the date of their acquisition.

Net loss

     We incurred a net loss of approximately $381,000 for the year ended April 30, 2003, as compared to a net income of $11,000 for the period ended April 30, 2002. We acquired Walker Comm and Invisinet during the third quarter of our fiscal year 2003 resulting in increase in selling, general and administrative expenses.

Three Months Ended July 31, 2003 Compared to Three Months Ended July 31, 2002

Sales

     Net sales for the three months ended July 31, 2003 were approximately $3,096,000, as compared to $393,000 in the three months ended July 31, 2002. The increase in sales during the quarter ended July 31, 2003, compared to the same period in 2002 is a result of the acquisitions of Invisinet and Walker Comm, which accounted for $3,049,000 of the total sales for the quarter.

     Total revenue from the Walker Comm segment for the three months ended July 31, 2003 was approximately $2,476,000, or approximately 80% of total revenue. WPCS segment revenue for the three months ended July 31, 2003 was approximately $621,000 or 20% of total revenue for the quarter.

Gross Profits

     In the case of the WPCS segment, cost of sales consists of component and material costs and direct labor cost payments to third party sub-contractors for its installation. For the Walker Comm segment, cost of sales consists of direct costs on contract, including materials, labor, and other overhead costs. Our gross profit margin varies from job to job. For the three months ended July 31, 2003, our gross profits were approximately $1,067,000, reflecting a gross profit margin of 34.5%. For the three months ended July 31, 2002, gross profit was approximately $89,000, resulting in a gross profit margin was 22.9%. The increase in our gross profit margin is due to the increase in project service business relative to the product revenues, as a result of the acquisitions of Invisinet and Walker Comm.

     The Walker Comm segment gross profit for the three months ended July 31, 2003 was approximately $882,000, reflecting a gross profit margin of 35.6%. WPCS segment gross profit for the three months ended July 31, 2003 was approximately $185,000, resulting in a gross profit margin of 29.8%.

Selling expenses

     Selling expenses include expenses incurred for marketing and promotional activities. For the three months ended July 31, 2003, and 2002, total selling expenses were $16,000 and $5,000, respectively. We expect selling expenses to increase in the near future as we start to market our products and services in expanded markets.

General and administrative expenses

     For the three months ended July 31, 2003, total general and administrative expenses were $1,069,000, or 34.5% of total sales. Included in general and administrative expenses are $354,000 for salaries, commissions, and payroll taxes and $197,000 in professional fees. Walker Comm employs union employees for whom it paid $227,000 in union benefits. Insurance costs were $129,000 and rent for office facilities was $48,000. Other general and administrative expenses totaled $114,000.

     For the three months ended July 31, 2002, general and administrative expenses were $184,000 or 46.8% of sales. Included in the general and administrative expenses are $64,000 for salaries, commissions and payroll taxes and $96,000 in professional fees. Rent for our office facilities amounted to $8,000. Other general and administrative expenses totaled $16,000.

Net loss

     We incurred a net loss of approximately $123,000 for the three months ended July 31, 2003. The net loss for the quarter ended July 31, 2003 included a non-cash charge of approximately $130,000 for the excess of fair value of stock options granted to certain consultants over their exercise price, to purchase 1,350,000 shares of our common stock. In accordance with SFAS No. 123, stock options granted to non-employees are required to be expensed based on the fair value of the equity instruments or fair value of the consideration received. The net loss also included income tax expense of $41,000 to provide for state income taxes and certain book-to-tax income permanent differences.

     We incurred a net loss attributable to common shareholders of approximately $274,000 for the three months ended July 31, 2002, which included a non-cash charge of $173,000 for imputed dividends on preferred stock.

Liquidity and capital resources

     At April 30, 2003, we had working capital of approximately $1,435,000, which consisted of current assets of approximately $3,264,000 and current liabilities of $1,829,000. Current assets included $168,000 in cash, $2,805,000 in accounts receivable and costs and estimated earnings in excess of billings on uncompleted contracts, $78,000 in inventories, $143,000 in prepaid expenses and $70,000 in current portion of deferred tax assets. Current liabilities included $1,494,000 in accounts payable, accrued expenses and billings in excess of costs and estimated earnings on uncompleted contracts, $100,000 payable to Gary Walker, one of our Directors, $23,000 in current lease obligations and equipment loans payable, $24,000 in income taxes payable and $129,000 in current portion of deferred tax liabilities.

     We used approximately $965,000 in cash from operating activities during the year ended April 30, 2003. This was mainly comprised of a $381,000 net loss for the year ended April 30, 2003, offset by $153,000 in net non-cash charges, a $676,000 net increase in accounts receivables, $10,000 increase in costs and estimated earnings in excess of billings on uncompleted contracts, $100,000 increase in prepaid expenses, offset by a $2,000 decrease in inventory, $27,000 increase in accounts payable and billings in excess of costs and estimated earnings on uncompleted contracts and $20,000 increase in income taxes payable.

     Our investing activities utilized approximately $165,000, which consisted of $500,000 paid for the acquisition of Walker Comm to its shareholders, $54,000 paid as acquisition costs for acquiring Invisinet and Walker Comm, offset by approximately $178,000 received in cash on acquisition of these businesses. We collected on a note receivable in connection with the acquisition of Invisinet in the amount of $173,000. Additionally, $38,000 was received on disposition of property and equipment, net of acquisitions.

     Our financing activities generated cash of approximately $1,282,000 during the year ended April 30, 2003. This was comprised of $1,455,000 from proceeds of the sale of Series B and Series C Preferred Stock to investors in a private placement, $3,000 of cash received from Phoenix Star Ventures on reverse acquisition, $100,000 received as a loan from Gary Walker, one of our Directors, offset by repayment of $200,000 bank line of credit, $55,000 in repayment of notes payable and principal on capital lease obligations and $21,000 due to a stockholder.

     At July 31, 2003, we had working capital of $2,158,000, which consisted of current assets of approximately $5,303,000 and current liabilities of $3,145,000. Current assets included $929,000 in cash, $4,017,000 in accounts receivable and costs and estimated earnings in excess of billings on uncompleted contracts, $90,000 in inventories, $197,000 in prepaid expenses, and $70,000 in deferred tax assets. Current liabilities included $2,552,000 in accounts payable, accrued expenses and billings in excess of costs and estimated earnings on uncompleted contracts, $100,000 payable to Gary Walker, one of our directors, $208,000 payable to shareholders of WPCS, $143,000 income taxes payable, $129,000 in current portion of deferred income taxes, and $13,000 in other current liabilities.

     We utilized $124,000 in cash from operating activities during the three months ended July 31, 2003. This was mainly comprised of a $123,000 net loss for the quarter, offset by $100,000 in net non-cash charges, a $672,000 net increase in accounts receivable, $538,000 increase in costs and estimated earnings in excess of billings on uncompleted contracts, $133,000 decrease in accounts payable and accrued expenses, $1,191,000 increase in billings in excess of costs and estimated earnings on uncompleted contracts, $119,000 increase in income taxes payable and a $67,000 net increase in other current assets and liabilities.

     Our financing activities generated cash of $887,000 during the three months ended July 31, 2003. This was comprised primarily of net proceeds of $898,000 received from the sale of our common stock in a private placement. On June 25, 2003, (and amended July 24, 2003), we offered in a private placement memorandum, up to 100 units for sale to accredited investors at a price of $25,000 per unit. The private placement was on a "best efforts" basis of a minimum offering of $1,000,000 and a maximum offering of $2,500,000. Each unit consisted of (i) 44,444 shares of our common stock, and (ii) warrants to purchase 44,444 shares of our common stock, exercisable for a period of three years at an exercise price of $0.90 per share. The warrants may be redeemed in whole or in part at our option, if the closing price of our common stock is at least $1.25 per share on average for 10 consecutive trading days, ending not earlier than 30 days before the warrants are called for redemption. Through September 5, 2003, we sold the remaining 60 units in connection with the private placement, and received additional proceeds of $1,347,500, net of placement agent's commission from the private placement. In connection with the private placement, the placement agent was issued warrants to purchases 665,000 shares of our common stock at an exercise price of $0.75 per share.

     On August 22, 2003, we entered into an agreement and completed a merger with Clayborn Contracting Group, Inc., a California corporation. We acquired all of the issued and outstanding shares of Clayborn Contracting Group in exchange for $900,000 cash consideration and of 826,446 newly issued shares of our common stock with a fair value of approximately $868,000 based on the average value of our common stock as of a few days before and after the merger terms were agreed to and announced. An additional $1,100,000 is payable by the delivery to the Clayborn Contracting Group shareholders of 50% of the post tax profits of Clayborn Contracting Group, payable in quarterly distributions, which would increase the purchase price. Based on the historical net assets acquired from Clayborn Contracting Group of approximately $1,007,000, we preliminarily expect to recognize goodwill of approximately $760,000. Upon completion of a formal purchase price allocation there may be a decrease in the amount assigned to goodwill and a corresponding increase in tangible or intangible assets. The acquisition of Clayborn Contracting Group will provide us additional wireless opportunities, expansion of the current customer base, and access to additional project engineers.

     Our capital requirements depend on numerous factors, including market for our products and services, the resources we devote to developing, marketing, selling and supporting our products and services, the timing and extent of establishing additional markets and other factors. We expect that our cash and investment balances will be sufficient to meet our working capital and capital expenditure needs for at least the next 12 months. After that, we may need to raise additional funds for a number of uses. We may not be able to obtain additional funds on acceptable terms, or at all. We expect to devote substantial capital resources to search for, investigate and, potentially, acquire new businesses, companies or technologies. We acquired Invisinet, Walker Comm and Clayborn Contracting Group without using much cash, by issuing our common stock. The sale of additional equity or convertible debt securities may result in additional dilution to our shareholders.

Critical Accounting Policies

     Financial Reporting Release No. 60, published by the SEC, recommends that all companies include a discussion of critical accounting policies used in the preparation of their financial statements. Our significant accounting policies are summarized in Note 2 of its consolidated financial statements. While all these significant accounting policies impact its financial condition and results of operations, we view certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on our consolidated financial statements and require management to use a greater degree of judgment and estimates. Actual results may differ from those estimates.

     We believe that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would cause a material effect on our consolidated results of operations, financial position or liquidity for the periods presented in this report.

The accounting policies identified as critical are as follows:

Use of Estimates

     In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. The most significant estimates relate to estimation of percentage of completion on uncompleted contracts, valuation of inventory, allowance for doubtful accounts and estimated life of customer lists. Actual results could differ from those estimates.

Accounts receivable

     Accounts receivable are due within contractual payment terms and are stated at amounts due from customers net of an allowance for doubtful accounts. Credit is extended based on evaluation of a customer's financial condition. Accounts outstanding longer than the contractual payment terms are considered past due. We determine its allowance by considering a number of factors, including the length of time trade accounts receivable are past due, our previous loss history, the customer's current ability to pay its obligation to us, and the condition of the general economy and the industry as a whole. We write off accounts receivable when they become uncollectible, and payment subsequently received on such receivables are credited to the allowance for doubtful accounts.

Goodwill and other Long-lived Assets

     We assess the impairment of long-lived assets whenever events or changes in circumstances indicate that their carrying value may not be recoverable from the estimated future cash flows expected to result from their use and eventual disposition. Our long-lived assets subject to this evaluation include property and equipment and amortizable intangible assets. We assess the impairment of goodwill annually in our fourth fiscal quarter and whenever events or changes in circumstances indicate that it is more likely than not that an impairment loss has been incurred. Intangible assets other than goodwill are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value may not be fully recoverable. We are required to make judgments and assumptions in identifying those events or changes in circumstances that may trigger impairment. Some of the factors we consider include:

     o    Significant decrease in the market value of an asset
     o Significant changes in the extent or manner for which the asset is being used or in its physical condition
     o A significant change, delay or departure in our business strategy related to the asset
     o Significant negative changes in the business climate, industry or economic conditions
     o Current period operating losses or negative cash flow combined with a history of similar losses or a forecast that indicates continuing losses associated with the use of an asset.

     In view of the generally weak current economic climate, we are periodically evaluating whether an impairment of our amortizable intangible assets and other long-lived assets has occurred. Our evaluation includes an analysis of estimated future undiscounted net cash flows expected to be generated by the assets over their remaining estimated useful lives. If the estimated future undiscounted net cash flows are insufficient to recover the carrying value of the assets over the remaining estimated useful lives, we will record an impairment loss in the amount by which the carrying value of the assets exceeds the fair value. We determine fair value based on discounted cash flows using a discount rate commensurate with the risk inherent in our current business model. If, as a result of our analysis, we determine that our amortizable intangible assets or other long-lived assets have been impaired, we will recognize an impairment loss in the period in which the impairment is determined. Any such impairment charge could be significant and could have a material adverse effect on our financial position and results of operations. Major factors that influence our cash flow analysis are our estimates for future revenue and expenses associated with the use of the asset. Different estimates could have a significant impact on the results of our evaluation.

     We performed our annual review for goodwill impairment in the fourth quarter of fiscal 2003 and tested for goodwill impairment in each reporting unit that contains goodwill. Our tests found that no impairment existed. Our impairment review is based on comparing the fair value to the carrying value of the reporting units with goodwill. The fair value of a reporting unit is measured at the business unit level using a discounted cash flow approach that incorporates our estimates of future revenues and costs for those business units. Reporting units with goodwill include our Invisinet business unit, which are operating segments within our fixed wireless reportable segment, and our Walker Comm structured cabling reporting unit, which is a reportable segment. Our estimates are consistent with the plans and estimates that we are using to manage the underlying businesses. If we fail to deliver products and services for these business units, or market conditions for these businesses fail to improve, our revenue and cost forecasts may not be achieved and we may incur charges for goodwill impairment, which could be significant and could have a material adverse effect on our net equity and results of operations.

Deferred Income Taxes

     We determine deferred tax liabilities and assets at the end of each period based on the future tax consequences that can be attributed to net operating loss and credit carryovers and differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, using the tax rate expected to be in effect when the taxes are actually paid or recovered. The recognition of deferred tax assets is reduced by a valuation allowance if it is more likely than not that the tax benefits will not be realized. The ultimate realization of deferred tax assets depends upon the generation of future taxable income during the periods in which those temporary differences become deductible.

     We consider past performance, expected future taxable income and prudent and feasible tax planning strategies in assessing the amount of the valuation allowance. Our forecast of expected future taxable income is based over such future periods that we believe can be reasonably estimated. Changes in market conditions that differ materially from our current expectations and changes in future tax laws in the U.S. may cause us to change our judgments of future taxable income. These changes, if any, may require us to adjust our existing tax valuation allowance higher or lower than the amount we have recorded.

Revenue recognition

Wireless sales

     Revenue consists of the sale of wireless products and services associated with their deployment. Product sales are recognized when installed and service revenues are recognized when services are provided.

Contracts

     We record profits on contracts on a percentage-of-completion basis on the cost to cost method. Contracts in process are valued at cost plus accrued profits less earned revenues and progress payments on uncompleted contracts. Contracts are generally considered substantially complete when engineering is completed and/or site construction is completed. We include pass-through revenue and costs on cost-plus contracts, which are customer-reimbursable materials, equipment and subcontractor costs, when we determine that we are responsible for the engineering specification, procurement and management of such cost components on behalf of the customer.

     We have numerous contracts that are in various stages of completion. Such contracts require estimates to determine the appropriate cost and revenue recognition. We have a history of making reasonably dependable estimates of the extent of progress towards completion, contract revenues and contract costs. However, current estimates may be revised as additional information becomes available. If estimates of costs to complete long-term contracts indicate a loss, provision is made currently for the total loss anticipated. The elapsed time from award of a contract to completion of performance may be up to two years.

Recently issued accounting pronouncements

     In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 143, "Accounting for Asset Retirement Obligations," which is effective for years beginning after June 15, 2002. SFAS No. 143 addresses legal obligations associated with the retirement of tangible long-lived assets that result from the acquisition, construction, development or normal operation of a long-lived asset. The standard requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. Any associated asset retirement costs are to be capitalized as part of the carrying amount of the long-lived asset and expensed over the life of the asset. The impact of the adoption of SFAS No. 143 is not expected to have a material impact on our consolidated financial position, results of operations or cash flows.

     In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," which is effective for fiscal years beginning after December 15, 2001. SFAS No. 144 clarifies accounting and reporting for assets held for sale, scheduled for abandonment or other disposal, and recognition of impairment loss related to the carrying value of long-lived assets. We have adopted SFAS No. 144 for the year beginning May 1, 2002. The adoption of SFAS 144 did not have a material effect on our consolidated financial position, results of operations or cash flows.

     In June 2002, the FASB issued SFAS No.146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No.146 nullifies Emerging Issues Task Force Issue No. 94-3 and requires that a liability for a cost associated with and exit or disposal activity be recognized when the liability is incurred. This statement also establishes that fair value is the objective for initial measurement of the liability. SFAS No.146 is effective for exit or disposal activities that are initiated after December 31, 2002. The impact of the adoption of SFAS No. 146 is not expected to have a material impact on our consolidated financial position, results of operations or cash flows.

     In December 2002, the FASB issued SFAS No.148, "Accounting for Stock-Based Compensation - Transition and Disclosure, an amendment of FASB Statement No.123." SFAS No.148 amends SFAS No.123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for an entity that voluntarily changes to the fair value-based method of accounting for stock-based employee compensation. It also amends the disclosure provisions of that Statement to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation. We have chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in APB Opinion No.25 and the related SFAS No. 123. The adoption of SFAS 148 did not have a material effect on our consolidated financial position, results of operations or cash flows.

     In November 2002, the FASB issued FASB Interpretation No.45, ("FIN No. 45") "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN No.45 requires that upon issuance of a guarantee, a guarantor must recognize a liability for the fair value of an obligation assumed under a guarantee. FIN No. 45 also requires additional disclosures by a guarantor in its interim and annual financial statements about the obligations associated with guarantees issued. The recognition provisions of FIN No.45 are effective for any guarantees issued or modified after December 31, 2002. The disclosure requirements are effective for financial statements of interim or annual periods ending December 15, 2002. The adoption of the disclosure requirements of FIN No. 45 did not have a material impact on our consolidated financial position, results of operations or cash flows.

     In January 2003, the FASB issued FASB Interpretation No.46 ("FIN No. 46") "Consolidation of Variable Interest Entities." In general, a variable interest entity is a corporation, partnership, trust, or any other legal structure used for business purposes that either (a) does not have equity investors with voting rights or (b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. A variable interest entity often holds financial assets, including loans or receivables real estate or other property. A variable interest entity may be essentially passive or it may engage in activities on behalf of another company. Until now, a company generally has included another entity in its consolidated financial statements only if it controlled the entity through voting interests. FIN No.46 changes that by requiring a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. FIN No. 46's consolidation requirements apply immediately to variable interest entities created or acquired after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year on interim period beginning after June 15, 2003. Certain of the disclosure requirements apply to all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. We have not adopted FIN No.46 for the year ended April 30, 2003. We do not expect FIN 46 to have a material effect on our consolidated financial position, results of operations or cash flows.

     In May 2003, the Financial Accounting Standards Board issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 changes the accounting for certain financial instruments that, under previous guidance, issuers could account for as equity. The new statement requires that those instruments be classified as liabilities in statements of financial position. Most of the guidance in SFAS No. 150 is effective for all financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of our first quarter for fiscal 2004. We do not expect the adoption of this statement to have a material impact on our consolidated financial position, results of operations or cash flows.

Forward Looking Statements

     This Management's Discussion and Analysis of Financial Condition and Results of Operations includes a number of forward-looking statements that reflect Management's current views with respect to future events and financial performance. Those statements include statements regarding the intent, belief or current expectations of WPCS and members of our management team as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Readers are urged to carefully review and consider the various disclosures made by us in this report and in our other reports filed with the Securities and Exchange Commission. Important factors currently known to Management could cause actual results to differ materially from those in forward-looking statements. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in the future operating results over time. We believe that its assumptions are based upon reasonable data derived from and known about its business and operations and the business and operations of WPCS. No assurances are made that actual results of operations or the results of our future activities will not differ materially from our assumptions.

BUSINESS

Overview

     WPCS International Incorporated is a project engineering company that focuses on the implementation requirements of specialty communication systems, wireless fidelity (WiFi) deployment and fixed wireless deployment. WPCS offers the ability to integrate superior solutions across a vast majority of communication requirements.

     On May 17, 2002, pursuant to an agreement and plan of merger, Phoenix Star Ventures Inc., a publicly held Delaware corporation, through its wholly owned subsidiary WPCS Acquisition Corp., acquired WPCS Holdings Inc., a Delaware corporation by issuing 5,500,000 shares of its common stock to shareholders of WPCS Holdings, Inc. in exchange of all the outstanding shares of WPCS Holdings, Inc. Concurrently with the acquisition, Phoenix Star Ventures Inc. changed its name to WPCS International Incorporated.

     On November 13, 2002, we entered into an agreement and completed a merger with Invisinet Acquisitions Inc., our wholly owned subsidiary, and Invisinet, Inc., an unrelated Delaware corporation. Pursuant to the terms of the Agreement and Plan of Merger, Invisinet Acquisitions, Inc. acquired 100% of the common stock of Invisinet, Inc., by issuing 1,000,000 shares of our Common Stock. Subsequently, Invisinet Acquisitions Inc. was merged into Invisinet, Inc. with Invisinet, Inc. being the surviving company. Invisinet, Inc. specializes in providing wireless solutions and deployment services for indoor wireless connectivity and for mobile wireless connectivity.

     On December 30, 2002, through our wholly owned subsidiary Walker Comm Merger Corp., we acquired all of the outstanding common stock of Walker Comm, Inc., a Fairfield, CA based full service contractor specializing in the engineering and installation of fiber optics, voice & data cabling, audio/visual systems, networking and the hardware sales of LAN systems - routers, hubs, switches, etc. As a result of and at the effective time of the merger, all of the issued and outstanding shares of common stock of Walker Comm, Inc. were exchanged for aggregate merger consideration consisting of $500,000 in cash and 2,486,000 of our Common Shares. Subsequently on that date, Walker Comm Merger Corp. was merged with and into Walker Comm, Inc., with Walker Comm, Inc. being the surviving corporation. Walker Comm, Inc. then became our wholly owned subsidiary.

     On August 22, 2003, through our wholly owned subsidiary Clayborn Contracting Acquisition Corp., we acquired all of the outstanding common stock of Clayborn Contracting Group, Inc., an Auburn, CA diversified project services firm that designs and installs smart highway systems and substations for state and local municipalities in California. In addition, Clayborn Contracting Group, Inc. has performed structured cabling, underground and utility work. Recently, Clayborn Contracting Group, Inc. has expanded its services to include wireless SCADA design and deployment for water treatment facilities. As a result of and at the effective time of the merger, all of the issued and outstanding shares of common stock of Clayborn Contracting Group, Inc. were exchanged for aggregate merger consideration consisting of $900,000 in cash and 826,446 shares of of our common stock. An additional $1,100,000 is payable by delivery to the Clayborn Contracting Group shareholders of 50% of the post tax profits of Clayborn Contracting Group, payable in quarterly distributions, which would increase the purchase price. Subsequently on that date, Contracting Contracting Acquisition Corp. was merged with and into Clayborn Contracting Group, Inc., with Clayborn Contracting Group, Inc. being the surviving corporation. Clayborn Contracting Group, Inc. then became our wholly owned subsidiary.

Our Business

     Connecting a company's network is critical in achieving the timely flow of information. Today, a company's network expands beyond its existing headquarters to remote offices and remote users. The networking applications are larger and the demand for high-speed connectivity to move data back and forth is growing dramatically. Until recently, a company's only alternative in obtaining high-speed connectivity was to contact the telephone company and have a high-speed landline service installed so that connectivity could be achieved between its locations. The issue today is that these high-speed landlines take too much time to install, are not available in all locations, do not solve remote application usage and are costly to use on a monthly basis.

     We were formed to take advantage of the growing demand in high-speed connectivity by providing complete wireless solutions including best of breed wireless products, engineering services, structured cabling and deployment. We offer the ability to integrate superior solutions across the vast majority of communication requirements.

     There are multiple products associated with the deployment of a wireless solution including microwave equipment, free space optical equipment and specialty components. There are also important services such as site design, product integration, structured cabling, network security, training and technical support. . The integration of all these products and services is critical in achieving the desired results for the customer. The specific products used and services offered vary depending on the connection speed required and distances between points. We provide specialty communication systems, wireless fidelity (WiFi) deployment and fixed wireless deployment to corporations, government entities and educational institutions both domestically and internationally.

     We define wireless deployment as the internal and external design and installation of a wireless solution to support connectivity between two or more points without the utilization of landline infrastructure.

     End users turn to us to design and integrate a wireless solution, as there are many components from various technology providers. Wireless solutions can offer a user the following.

     o    High-speed connectivity
     o    Immediate installation
     o    Network ownership
     o    Low costs

     We also provide network security, trains end users and provides on-going technical support to insure a successful installation.

Sales and Marketing

     We market and sell our engineering services through a direct team of sales and project engineering professionals.


Customers

     We provide specialty communication systems, wireless fidelity (WiFi) deployment and fixed wireless deployment to many major corporations, government entities and educational institutions. At September 18, 2003, we had a backlog of approximately $18.5 million on uncompleted contracts.


Competition

     Our market is relatively competitive and is represented typically by small service providers. We believe that the principal competitive factors in our market include the ability to deliver results within budget (time and cost), reputation, accountability, staffing flexibility, project management expertise, industry experience and competitive pricing. In addition, expertise in new and evolving technologies has become increasingly important. We believe that the ability to integrate these technologies from multiple vendors gives us a competitive advantage. Our ability to compete also depends on a number of additional factors which are outside of our control, including:


     o    competitive pricing for similar services;
     o The ability and willingness of our competitors to finance customers' projects on favorable terms;
     o    The ability of our customers to perform the services themselves; and
     o    The responsiveness of our competitors to customer needs.

Internal Growth Strategy

     We generate revenue opportunities through bid responses, end user referrals, contracting assignments from technology providers and subcontracting assignments from general infrastructure providers. We maintain strong relationships with these sources. We also, through our subsidiaries, are listed on the Federal GSA Schedule for government contracts. We gain national recognition through press releases, testimonials and our website. We have also gained recognition in our unique deployment of wireless solutions for vertical applications.

Acquisition Strategy

     The primary goal is to build us into a recognized leader in specialty communication systems, wireless fidelity (WiFi) deployment and fixed wireless deployment. To meet this challenge, we are planning to make acquisitions of companies familiar with the deployment of these solutions. The goal for each acquisition will be to expand the product and services offering, strengthen our project services capabilities, expand the customer base and add accretive revenue and earnings. At the present time, we have no plans, arrangement or agreements for any acquisitions.

Management Strategy

     In anticipation of internal growth and future acquisitions, we will organize resources to manage our development effectively. Our President is responsible for strategic direction, operations, corporate governance and building shareholder value.

     The financial officer is responsible for overall financial management, financial reporting and corporate administration. The strategic development officer is focused on strategic issues such as acquisition candidates, investor relations, corporate marketing and major account opportunities.

     Our Executive VP is tasked with business integration, creating operational efficiencies and operations management for a set number of acquired companies. As each acquisition occurs, personnel will increase in a variety of capacities.

Employees

     As of September 15, 2003, we employed 110 full time employees, of which 82 are project engineers, 13 are project managers, ten are in administration and five are executives. Certain of the project engineers are represented by the International Brotherhood of Electrical Workers. We also have non-union employees. We believe our relations with all of our employees are good.

Properties


     Our principal executive offices are located in approximately 2,000 square feet of office space in Exton, Pennsylvania. The lease for such space expires in November 2004. The aggregate annual base rental for this space is $28,000.


     In conjunction with acquisitions that occurred in 2002 and 2003, we assumed the operating leases of additional office space in the following locations:

Location                                    Lease Expiration Date               Minimum Annual Rental

Fairfield, California (a)                   February 28, 2011                   $56,000

Rocklin, California                         January 31, 2004                    $17,000

Livermore, California                       October 31, 2003                    $20,000

Denville, New Jersey                        month-to-month                      $11,000 (b)

Auburn, California                          month-to-month                      $44,000 (b)

(a) The lease for our Fairfield, California location is with trusts, of which, certain of our officers and shareholders are the trustees.

(b) The leases for our Denville, New Jersey and Auburn, California locations are month to month leases, therefore the minimum annual rental price assumes we rent the properties for the entire year.

We believe that our existing facilities are suitable and adequate to meet our current business requirements.

Legal Proceedings

     From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

                                   MANAGEMENT

Directors And Executive Officers

Our directors, executive officers and key executives, and their ages as of the date hereof, are as follows.

         NAME                                  AGE      POSITION
         --------------------------------- ------------ ---------------------------------------------------
         Andrew Hidalgo                        47       Chairman, Chief Executive Officer and Director
         --------------------------------- ------------ ---------------------------------------------------
         Donald Walker                         40       Executive Vice President
         --------------------------------- ------------ ---------------------------------------------------
         E.J. von Schaumburg                   36       Executive Vice President
         --------------------------------- ------------ ---------------------------------------------------
         Joseph Heater                         40       Chief Financial Officer
         --------------------------------- ------------ ---------------------------------------------------
         Norm Dumbroff                         42       Director
         --------------------------------- ------------ ---------------------------------------------------
         Neil Hebenton                         47       Director
         --------------------------------- ------------ ---------------------------------------------------
         Gary Walker                           48       Director
         --------------------------------- ------------ ---------------------------------------------------
         William Whitehead                     47       Director
         --------------------------------- ------------ ---------------------------------------------------

Set forth below is a biographical description of each director and senior executive officer of WPCS based on information supplied by each of them.

Andrew Hidalgo, Chairman and Chief Executive Officer

     Mr. Hidalgo became our Chairman of the Board and Chief Executive Officer in June 2002. He is responsible for our operations and direction. From September 2000 until June 2002, Mr. Hidalgo was President of Wireless Professional Communication Services, Inc. From November 1999 to September 2000, Mr. Hidalgo was Chairman and Chief Executive Officer of CommSpan Incorporated. From December 1997 to September 1999, Mr. Hidalgo was Senior Vice President at Applied Digital Solutions, a communications infrastructure company, where he was responsible for implementing a strategic direction involving acquisitions, business integration and sales development while managing overall operations for the company's five core business divisions and 25 subsidiary companies. Prior to that, Mr. Hidalgo held various positions in operations, sales and marketing with the 3M Company, Schlumberger and General Electric. He attended Fairfield University in Fairfield, Connecticut where he majored in Marketing and Finance.

Donald Walker, Executive Vice President

     Mr. Walker has been Executive Vice President since December 2002. Mr. Walker was the founder of Walker Comm, Inc. and its Chief Executive Officer from November 1996 until it's acquisition by WPCS in December 2002. He has over twenty-one years of project management experience and is a Registered Communications Distribution Designer (RCDD). In addition, Mr. Walker is a committee member with the National Electrical Contractors Association (NECA). Mr. Walker began his project engineer career at General Dynamics where he developed his engineering skills while managing large projects and coordinating technical staff.

E.J. von Schaumburg, Executive Vice President

     Mr. von Schaumburg joined WPCS in November 2002. He is responsible for the strategic development of WPCS including major accounts and corporate marketing. From July 2000 until November 2002, Mr. Von Schaumburg was President of Invisinet, Inc. He is a twelve-year veteran of the wireless industry and founding member of the Wireless Ethernet Compatibility Alliance (WECA). From February 1989 until July 2000, Mr. von Schaumburg worked for eight years as a Business Development Manager for AT&T and three years as a divisional CFO for Lucent Technologies. Mr. von Schaumburg holds a B.S. in Finance from St. Bonaventure University and an M.B.A. from Fairleigh Dickinson University.

Joseph A. Heater, Chief Financial Officer

     Mr. Heater has been Chief Financial Officer since July 2003. From November 2001 to June 2003, Mr. Heater was the Controller for Locus Pharmaceuticals, Inc., a development stage pharmaceutical company. Prior to that, from April 1999 to September 2001, Mr. Heater was Director of Finance and Corporate Controller for esavio Corporation, an information technology consulting company providing application development, network design and integration, and managed service solutions. Prior to that, from March 1995 to November 1998, Mr. Heater was Director of Financial Planning and Assistant Corporate Controller for Airgas, Inc. ( NYSE: ARG). Mr. Heater holds a B.S. from the University of Nebraska and an M.B.A. from Villanova University.

Directors:

Norm Dumbroff

     Mr. Dumbroff became a Director of WPCS in 2002. He has been the Chief Executive Officer of Wav Incorporated since April 1990, a distributor of wireless products in North America. Prior to Wav Incorporated, Mr. Dumbroff was an engineer for Hughes Aircraft. He holds a B.S. degree in Computer Science from Albright College.

Neil Hebenton

     Mr. Hebenton became a director of WPCS in October 2002. Since 1996, he has been the Managing Director for the U.K. based FW Pharma Systems, a multi-million dollar application software company serving the pharmaceutical and biotechnology sectors. Mr. Hebenton has held a variety of operational, scientific and marketing positions in Europe with Bull Information Systems (BULP-Paris, Frankfurt, Zurich) and Phillips Information Systems. He received his B.S. in Mathematics from the University of Edinburgh, Scotland.

Gary Walker

     Mr. Walker has been a director of WPCS since December 2002. He is currently the president of the Walker Comm subsidiary for WPCS International, a position he has held since November 1996. Prior to his involvement at Walker Comm, Mr. Walker had a distinguished career with the U.S. Navy and also held an elected political position in Fairfield, California. He holds a B.A. in Business Management from St. Mary's College in Moraga, California.

William Whitehead

     Mr. Whitehead became a director of WPCS in October 2002. Since October 1998, he has been the Chief Financial Officer for Neutronis Incorporated, a multi-million dollar process and safety systems manufacturer. Mr. Whitehead has held a variety of financial management positions with Deloitte & Touche and was Division Controller for Graphic Packaging Corporation from April 1990 to March 1998. After attending West Point, Mr. Whitehead received a B.S. in Accounting from the Wharton School at the University of Pennsylvania and received his M.B.A. from the Kellogg Graduate School at Northwestern University.

Board of Directors

     All of our directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Our executive officers are elected annually by the Board of Directors to hold office until the first meeting of the Board following the next annual meeting of stockholders and until their successors are chosen and qualified.

Director and Executive Compensation

     We do not pay directors fees or other cash compensation for services rendered as a director. We reimburse our directors for expenses incurred in connection with attending Board meetings.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file reports of their ownership thereof and changes in that ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc.

Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all such reports they file.

     Based solely upon a review of Forms 3, 4 and 5, and amendments thereto, furnished to us during fiscal year 2003, we are not aware of any director, officer or beneficial owner of more than ten percent of our Common stock that, during fiscal year 2003, failed to file on a timely basis reports required by
Section 16(a) of the Securities Exchange Act of 1934.

                             EXECUTIVE COMPENSATION

     The following table sets for the certain summary information concerning the compensation paid for services rendered in all capacities to us and our subsidiaries for the years ended April 30, 2003, 2002 and 2001 to WPCS' Chief Executive Officer:

------------------------------------------------------------------------------------------------------------------------------------
                                           Annual Compensation                             Long-Term Compensation
                                      --------------------------------          ----------------------------------------------------
                                                                                         AWARDS                  PAYOUTS
                                                                                ------------------------- --------------------------
                                                                                              Securities
                                                                                             Underlying                  All
                                                        Other Annual    Restricted Stock    Options/SAR's   LTIP        Other
Name          Position    Year    Salary($) Bonus($)  Compensation ($)  Award(s)($)          (#)(1)      Payouts($) Compensation($)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Andrew
Hidalgo         CEO       2003    $141,000       -            -                -                 -           -           -
------------------------------------------------------------------------------------------------------------------------------------
Stephen C.
JacksoP       President   2002    $ 36,000       -            -                -                 -           -           -
------------------------------------------------------------------------------------------------------------------------------------
                          2001    $ 15,085       -      $21,085                -        100,000 (2)          -           -
------------------------------------------------------------------------------------------------------------------------------------

(1) The number of securities under options granted reflects the number of WPCS shares that may be purchased upon the exercise of such options.

(2) For the year ended April 30, 2001, in connection with the sale of its subsidiary, we entered into a Consulting Agreement with Stephen Jackson under which we paid Mr. Jackson $6,000 during the two month period ending April 30, 2001. We also granted Mr. Jackson an option to purchase 100,000 shares of our common stock at a price of $0.30 per share at any time prior to April 30, 2002.

Employment Agreements

Andrew Hidalgo

     On August 2, 2002, we entered into a three-year employment contract with a shareholder who is our Chairman and Chief Executive Officer. Upon each one year anniversary of the agreement, the agreement will automatically renew for another three years from the anniversary date. The base salary under the agreement is $150,000 per annum plus benefits.

E.J. von Schaumburg

     On November 13, 2002, we entered into a two-year employment contract with an option to renew for an additional year, with the President of Invisinet, who is also one of our Executive Vice Presidents. The base salary under the agreement is $120,000 per annum, plus benefits.

Donald Walker

     On December 30, 2002, we entered into a four-year employment contract with an option to renew for an additional year, with the President of Walker, who is also one of our Executive Vice Presidents. The base salary under the agreement is $140,000 per annum, plus benefits.

Gary Walker

     On December 30, 2002, we entered into a four-year employment contract with an option to renew for an additional year, with the Chief Operating Officer of Walker, who is also one of our Directors. The base salary under the agreement is $140,000 per annum, plus benefits.

Joseph Heater

     On July 15, 2003, we entered into a three-year employment contract with Joseph Heater, to act as Chief Financial Officer. The base salary under the agreement is $120,000 per annum, plus benefits.

     Except for the foregoing terms, we have not entered into other employment or consulting agreements with any of the Named Executive Officers.

Employee Stock Incentive Plan

     The 2002 Stock Option Plan was adopted by the board of directors in September 2002 and increased from 500,000 to 5,000,000 options on March 3, 2003, and approval by the shareholders is pending. The Plan provides for the issuance of up to 5,000,000 options.

Option Grants to the Named Executive Officers and Directors as of  October 6,
2003:
Name of Beneficial Owner               Title                         Options
--------------------------------------------------------------------------------
Donald Walker                 Executive Vice President              200,000
E.J. von Schaumburg           Executive Vice President              300,000
Joseph Heater                 Chief Financial Officer               250,000
Neil Hebenton                 Director                               25,000
Gary Walker                   Director                              200,000
William Whitehead             Director                               75,000
                                                            ===============
                                                                  1,050,000
                                                            ===============

     Under the plan, options may be granted which are intended to qualify as incentive stock options, or ISOs, under Section 422 of the Internal Revenue Code of 1986, as amended, or which are not intended to qualify as incentive stock options thereunder, or Non-ISOs. The 2002 Stock Option Plan and the right of participants to make purchases thereunder are intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The 2002 Stock Option Plan is not a qualified deferred compensation plan under Section 401(a) of the Internal Revenue Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

Purpose

     The primary purpose of the 2002 Stock Option Plan is to attract and retain the best available personnel for us in order to promote the success of our business and to facilitate the ownership of our stock by employees. The ability of a company to offer a generous stock option program has now become a standard feature in the industry in which we operates.

Administration

     The 2002 Stock Option Plan is administered by our board of directors, as the board of directors may be composed from time to time. All questions of interpretation of the 2002 Stock Option Plan are determined by the board, and its decisions are final and binding upon all participants. Any determination by a majority of the members of the board of directors at any meeting, or by written consent in lieu of a meeting, shall be deemed to have been made by the whole board of directors.

         Notwithstanding the foregoing, the board of directors may at any time, or from time to time, appoint a committee of at least two members of the board of directors, and delegate to the committee the authority of the board of directors to administer the plan. Upon such appointment and delegation, the committee shall have all the powers, privileges and duties of the board of directors, and shall be substituted for the board of directors, in the administration of the plan, subject to certain limitations.

     Members of the board of directors who are eligible employees are permitted to participate in the 2002 Stock Option Plan, provided that any such eligible member may not vote on any matter affecting the administration of the 2002 Stock Option Plan or the grant of any option pursuant to it, or serve on a committee appointed to administer the 2002 Stock Option Plan. In the event that any member of the board of directors is at any time not a "disinterested person", as defined in Rule 16b-3(c)(3)(i) promulgated pursuant to the Securities Exchange Act of 1934, the plan shall not be administered by the board of directors, and may only by administered by a committee, all the members of which are disinterested persons, as so defined.

Eligibility

     Under the 2002 Stock Option Plan, options may be granted to key employees, officers, directors or consultants of ours, as provided in the 2002 Stock Option Plan.

Terms Of Options

     The term of each option granted under the plan shall be contained in a stock option agreement between us and the optionee and such terms shall be determined by the board of directors consistent with the provisions of the plan, including the following:

     (a) Purchase Price. The purchase price of the common shares subject to each ISO shall not be less than the fair market value, or in the case of the grant of an ISO to a principal stockholder, not less that 110% of fair market value of such common shares at the time such option is granted. The purchase price of the common shares subject to each Non-ISO shall be determined at the time such option is granted, but in no case less than 85% of the fair market value of such common shares at the time such option is granted.

     (b) Vesting. The dates on which each option (or portion thereof) shall be exercisable and the conditions precedent to such exercise, if any, shall be fixed by the board of directors, in its discretion, at the time such option is granted.

     (c) Expiration. The expiration of each option shall be fixed by the board of directors, in its discretion, at the time such option is granted; however, unless otherwise determined by the board of directors at the time such option is granted, an option shall be exercisable for ten (10) years after the date on which it was granted (the "Grant Date"). Each option shall be subject to earlier termination as expressly provided in the 2002 Stock Option Plan or as determined by the board of directors, in its discretion, at the time such option is granted.

     (d) Transferability. No option shall be transferable, except by will or the laws of descent and distribution, and any option may be exercised during the lifetime of the optionee only by him. No option granted under the plan shall be subject to execution, attachment or other process.

     (e) Option Adjustments. The aggregate number and class of shares as to which options may be granted under the plan, the number and class shares covered by each outstanding option and the exercise price per share thereof (but not the total price), and all such options, shall each be proportionately adjusted for any increase decrease in the number of issued common shares resulting from split-up spin-off or consolidation of shares or any like capital adjustment or the payment of any stock dividend.

     Except as otherwise provided in the 2002 Stock Option Plan, any option granted hereunder shall terminate in the event of a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of us. However, the optionee shall have the right immediately prior to any such transaction to exercise his option in whole or in part notwithstanding any otherwise applicable vesting requirements.

     (f) Termination, Modification and Amendment. The 2002 Stock Option Plan (but not options previously granted under the plan) shall terminate ten (10) years from the earlier of the date of its adoption by the board of directors or the date on which the plan is approved by the affirmative vote of the holders of a majority of the outstanding shares of our capital stock entitled to vote thereon, and no option shall be granted after termination of the plan. Subject to certain restrictions, the plan may at any time be terminated and from time to time be modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of our capital stock present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the State of Delaware.

Stock Appreciation Rights

     The 2002 Stock Option Plan also permits the granting of one or more stock appreciation rights to eligible participants. Such stock appreciation rights may be granted either independent of or in tandem with options granted to the same participant. Stock appreciation rights granted in tandem with options may be granted simultaneously with, or, in the case of Non-ISOs, subsequent to, the grant to the participant of the related options; provided, however, that: (i) any option shall expire and not be exercisable upon the exercise of any stock appreciation right with respect to the same share, (ii) any stock appreciation right shall expire and not be exercisable upon the exercise of any option with respect to the same share, and (iii) an option and a stock appreciation right covering the same share of common stock may not be exercised simultaneously. Upon exercise of a stock appreciation right with respect to a share of common stock, the participant shall be entitled to receive an amount equal to the excess, if any, of (A) the fair market value of a share of common stock on the date of exercise over (B) the exercise price of such stock appreciation right.

Federal Income Tax Aspects Of The 2002 Stock Option Plan

     The following is a brief summary of the effect of federal income taxation upon the participants and us with respect to the purchase of shares under the 2002 Stock Option Plan. This summary does not purport to be complete and does not address the federal income tax consequences to taxpayers with special tax status. In addition, this summary does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside, and does not discuss estate, gift or other tax consequences other than income tax consequences. We advise each participant to consult his or her own tax advisor regarding the tax consequences of participation in the 1999 option plan and for reference to applicable provisions of the code.

     The 2002 Stock Option Plan and the right of participants to make purchases thereunder are intended to qualify under the provisions of Sections 421, 422 and 423 of the Code. Under these provisions, no income will be recognized by a participant prior to disposition of shares acquired under the 2002 Stock Option Plan.

     If the shares are sold or otherwise disposed of (including by way of gift) more than two years after the first day of the offering period during which shares were purchased (the "Offering Date"), a participant will recognize as ordinary income at the time of such disposition the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price of the shares or (b) 15% of the fair market value of the shares on the first day of the offering period. Any further gain or loss upon such disposition will be treated as long-term capital gain or loss. If the shares are sold for a sale price less than the purchase price, there is no ordinary income and the participant has a capital loss for the difference.

     If the shares are sold or otherwise disposed of (including by way of gift) before the expiration of the two-year holding period described above, the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gift of the shares is made. The balance of any gain or loss will be treated as capital gain or loss and will be treated as long-term capital gain or loss if the shares have been held more than one year.

     In the case of a participant who is subject to Section 16(b) of the Securities Exchange Act of 1934, the purchase date for purposes of calculating such participant's compensation income and beginning of the capital gain holding period may be deferred for up to six months under certain circumstances. Such individuals should consult with their personal tax advisors prior to buying or selling shares under the 2002 Stock Option Plan.

     The ordinary income reported under the rules described above, added to the actual purchase price of the shares, determines the tax basis of the shares for the purpose of determining capital gain or loss on a sale or exchange of the shares.

     We are entitled to a deduction for amounts taxed as ordinary income to a participant only to the extent that ordinary income must be reported upon disposition of shares by the participant before the expiration of the two-year holding period described above.

Restrictions On Resale

     Certain officers and directors may be deemed to be our "affiliates" as that term is defined under the Securities Act. The Common stock acquired under the 2002 Stock Option Plan by an affiliate may be reoffered or resold only pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act.

     As of April 30, 2003, there were no unexercised options held by the Named Executive Officers.

Aggregated Option Exercises in Last Fiscal Year And Fiscal Year-end Option
Values

     There were no option exercises in the last fiscal year.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On November 13, 2002, we acquired all of the outstanding shares of Invisinet from its shareholders in exchange for an aggregate of 1,000,000 newly issued shares of our common stock. An additional 150,000 shares of our common stock were to be issued to a shareholder, provided Invisinet achieved certain financial targets over a two year period beginning on the first anniversary date of the merger. On May 27, 2003, we and the shareholder mutually agreed to cancel the issuance of bonus shares and in exchange, issued options to purchase 300,000 shares of our common stock.

     On December 30, 2002, we acquired all of the outstanding shares of Walker Comm in exchange for an aggregate of 2,486,000 newly issued shares of our common stock and $500,000 cash consideration. An additional $500,000 is payable contingent upon Walker Comm achieving certain net profits, to be paid in quarterly distributions equal to 75% of net income, which would increase the purchase price. At April 30, 2003, $58,207 was payable to the Walker Comm shareholders against this earn-out provision.

     We owe $100,000 to Gary Walker, one of our directors. This loan bears interest at 5.75% and is due on or before February 12, 2004.

     In connection with the acquisition of Walker Comm, we assumed a lease with trusts, of which, certain of our officers are the trustees, for a building and land located in Fairfield, California, which is occupied by our Walker Comm subsidiary. The lease calls for monthly rental payments of $4,642, with annual increases, calculated using the San Francisco-Oakland-San Jose Consolidated Metropolitan Statistical Area Consumer Price Index.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding beneficial ownership of our common stock as of October 6, 2003 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group.

                                                                Percent                  Percent
Name  and  Address  of   Beneficial       Shares of          of Class Prior to       of Class After
Owner**                                  Common Stock           Offering                Offering ***
--------------------------------------------------------------------------------------------------------
Andrew Hidalgo                             5,380,000              26.7%                 21.3%

Donald Walker                              1,300,478 (1)           6.4%                  5.1%

E.J. von Schaumburg                          182,250 (1)             *                     *

Joseph Heater                                 34,722 (1)             *                     *

Norm Dumbroff                                850,000 (2)           4.2%                  3.4%

Neil Hebenton                                 13,542 (1)             *                     *

Gary Walker                                1,014,092 (1)           5.0%                  4.0%

William Whitehead                             47,583 (1)             *                     *

All  officers,  directors  and  key        8,822,667 (1)          43.2%                 34.6%
executives (8 Persons)

*    Less than 1%

** c/o WPCS International Incorporated, 140 South Village Avenue, Suite 20, Exton, PA 19341.

***  Percentage based upon 25,245,090 shares of common stock.

Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of October 6, 2003 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Percentages are based on a total of 20,135,690 shares of common stock outstanding on October 6, 2003, and the shares issuable upon the exercise of options and warrants exercisable on or within 60 days of October 6, 2003, as described below.

(1) Includes the following number of shares of common stock which may be acquired by certain executive officers and directors through the exercise of stock options which were exercisable as of October 6, 2003 or become exercisable within 60 days of that date: Donald Walker , 83,333 shares; E.J. von Schaumburg, 31,250 shares; Joseph Heater, 34,722 shares; Neil Hebenton, 13,542 shares; Gary Walker, 83,333 shares; William Whitehead, 39,583 shares; and all directors and officers as a group, 285,764 shares.

(2) J. Johnson LLC is a Delaware corporation controlled by Norm Dumbroff, one of our directors. J. Johnson LLC owned 85% of Invisinet, Inc. (Invisinet). On November 13, 2002, we acquired all of the outstanding shares of Invisinet, and were exchanged for 1,000,000 shares of our common stock. In connection with this acquisition, J. Johnson LLC was issued 850,000 shares of our common stock.

                            DESCRIPTION OF SECURITIES

     The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our articles of incorporation, with amendments, all of which have been filed as exhibits to our registration statement of which this prospectus is a part.

Common Shares

     We are authorized to issue up to 30,000,000 shares of Common Stock, par value $.0001. As of October 6, 2003, there were 20,135,690 shares of common stock issued and outstanding and 5,000,000 shares reserved for issuance pursuant to our stock option plans. The holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by the shareholders. The holders of common stock are entitled to receive dividends ratably, when, as and if declared by the board of directors, out of funds legally available. In the event of a liquidation, dissolution or winding-up of us, the holders of common stock are entitled to share equally and ratably in all assets remaining available for distribution after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. The holders of shares of common stock, as such, have no conversion, preemptive, or other subscription rights and there are no redemption provisions applicable to the common stock. All of the outstanding shares of common stock are validly issued, fully-paid and nonassessable.

Preferred Shares

     We are authorized to issue up to 5,000,000 shares of preferred stock, par value $.0001. The shares of preferred stock may be issued in series, and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the board of directors. The board of directors is expressly vested with the authority to determine and fix in the resolution or resolutions providing for the issuances of preferred stock the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series to the full extent now or hereafter permitted by the laws of the State of Delaware.

Series B Convertible Preferred Stock

     On May 15, 2002, our Board of Directors adopted and created a series of preferred stock consisting of 1,000 shares designated as Series B Convertible Preferred Stock. Each share of Series B Convertible Preferred Stock has a liquidation preference of $1,000 and does not accrue any dividends. The Series B Convertible Preferred Stock is convertible into our common stock, at the option of the holder, at any time after the 30th calendar day we receive payment in full. Each share of Series B Convertible Preferred Stock is convertible at a basis of $1,000 per share at a conversion price equal to 75% of the average market price of the common stock for ten days prior to the date of conversion. Among other provisions, the number of shares issuable upon conversion may not be less than 1,000 shares or greater than 4,000 shares of common stock. As of the date hereof, there are no issued and outstanding shares of Series B Convertible Preferred Stock.

Series C Convertible Preferred Stock

     On November 10, 2002, our Board of Directors adopted and created a series of preferred stock consisting of 1,000 shares designated as Series C Convertible Preferred Stock. The Series C Convertible Preferred Stock is convertible into our common stock, at the option of the holder, at any time after the day we receive payment in full. Each share of Series C Convertible Preferred Stock is convertible into 800 shares of our common stock. Each share of Series C Convertible Preferred Stock has a liquidation preference of $1,000 and does not accrue any dividends.

     On August 13, 2003, all 1,000 Series C Preferred shares were converted into 1,786,000 shares of our common stock.

Warrants and Options

     As of October 6, 2003, we had outstanding warrants and options to acquire approximately 8,097,400 shares of common stock, exercisable at prices ranging between $0.45 and $1.66.

     In connection with the sale of 100 units in a private placement during July and August 2003, each unit had 44,444 warrants, with each warrant representing the right to purchase one share of our common stock at an exercise price of $.90 per share until June 24, 2006. The exercise price and the number of shares issuable upon exercise of the warrants will be adjusted upon the occurrence of certain events, including the issuance of common stock as a dividend on shares of common stock, subdivisions, reclassifications or combinations of the common shares or similar events. The warrants do not contain provisions protecting against dilution resulting from the sale of additional shares of common shares for less than the exercise price of the warrants or the current market price of our securities and do not entitle warrant holders to any voting or other rights as a shareholder until such warrants are exercised and common shares are issued.

     Warrants may be redeemed in whole or in part at our option, upon 30 days' notice, at a redemption price equal to $.01 per share of common stock issuable upon exercise of the warrants, if the closing price of the common shares is at least $1.25 per share on average for 10 consecutive trading days, ending not earlier than 30 days before the warrants are called for redemption.

     Additionally, in connection with the sale of the 100 units, we issued the placement agent three-year warrants to purchases 665,000 shares of our common stock at an exercise price of $0.75 per share.

Transfer Agent

     Interwest Transfer Co., Inc. 1981 E. 4800 South, Suite 100, Salt Lake City Utah 84117, is the transfer agent and registrar for our securities.

                              PLAN OF DISTRIBUTION

     The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

     o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
     o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
     o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
     o an exchange distribution in accordance with the rules of the applicable exchange;
     o    privately-negotiated transactions;
     o    short sales;
     o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
     o    through the writing of options on the shares
     o    a combination of any such methods of sale; and
     o    any other method permitted pursuant to applicable law.

     The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

     The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

     The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

     The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

     The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

     The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. All of these limitations may affect the marketability of the shares.

     We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

     If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

PENNY STOCK

     The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

     o that a broker or dealer approve a person's account for transactions in penny stocks; and
     o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

     In order to approve a person's account for transactions in penny stocks, the broker or dealer must

     o obtain financial information and investment experience objectives of the person; and
     o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

     The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

     o sets forth the basis on which the broker or dealer made the suitability determination; and
     o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

     Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                              SELLING STOCKHOLDERS

     The table below sets forth information concerning the resale of the shares of common stock by the selling stockholder. We will not receive any proceeds from the resale of the common stock by the selling stockholder. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholder, none of the selling stockholder will continue to own any shares of our common stock.

     The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.


                                                Beneficial Ownership                                     Beneficial Ownership
                                                 Prior to Offering(1)                                      After Offering(1)
Name of Selling Security Holder               Shares        Percentage(2)  Shares Offered(3)            Shares     Percentage(2)
----------------------------------------- ---------------- ----------------- ------------------------ ----------------- ------------
Asirwatham, Ronald T.                           222,220            1.1%            222,220 (4)                   0               *
Ballinger, Arthur J.                            101,332               *            101,332 (4)                   0               *
Barron Partners, LP                           2,848,150           14.1%          2,848,150 (4)                   0               *
Benil Finance, Ltd.                             355,552            1.8%            355,552 (4)                   0               *
Blue Green T., LLC                              177,776               *            177,776 (4)                   0               *
Brandenburg, Steven                              22,222               *             22,222 (4)                   0               *
Brookshire Securities Corporation               665,000            3.3%            665,000 (5)                   0               *
Coar, Robert M.                                  22,222               *             22,222 (4)                   0               *
David G. Gove and Sharon K. Gove                                                                                 0               *
  Revocable Trust, dated July 7, 1995           826,446            4.1%            826,446
Dean Jr., Philip                                 88,888               *             88,888 (4)                   0               *
Di Benedetto, LP                                159,998               *            159,998 (4)                   0               *
Doss & Company, Inc.                             88,888               *             88,888 (4)                   0               *
Doss, John R.                                   355,552            1.7%            355,552 (4)                   0               *
Ettenger, Robert Lee                             44,444               *             44,444 (4)                   0               *
Gaur, Jai P.                                     88,888               *             88,888 (4)                   0               *
Grebb, Gerald H.                                 26,666               *             26,666 (4)                   0               *
Hankins, J. Ronald                               44,444               *             44,444 (4)                   0               *
Hempleman, Philip J.                            355,552            1.7%            355,552 (4)                   0               *
Hermes, Roger                                    49,778               *             49,778 (4)                   0               *
J. Johnson LLC                                  850,000            4.2%            850,000                       0               *
Kaufman, LP                                     195,554               *            195,554 (4)                   0               *
Konover, Richard M.                              17,778               *             17,778 (4)                   0               *
Kwatra, Sonia                                    17,778               *             17,778 (4)                   0               *
Manchio, Rosemarie                              150,220               *            150,220 (4)                   0               *
Mantey, Jeffrey                                  22,222               *             22,222 (4)                   0               *
McClung, Michael                                177,776               *            177,776 (4)                   0               *
Molinsky, Maria                                 355,552            1.7%            355,552 (4)                   0               *
Neal, Wesley L.                                  14,222               *             14,222 (4)                   0               *
Oake, Christopher & Christina                    22,222               *             22,222 (4)                   0               *
Patton, Robert M.                               355,552            1.7%            355,552 (4)                   0               *
Reinfeld, George                                 88,888               *             88,888 (4)                   0               *
Robertson, Leola                                 36,266               *             36,266 (4)                   0               *
Russell, Douglas                                 88,888               *             88,888 (4)                   0               *
Sabrin, Murray                                   88,888               *             88,888 (4)                   0               *
Sanchez, Tanya D.                               238,656            1.2%            238,656                       0               *
Seguso, Robert                                  799,992            4.0%            799,992 (4)                   0               *
Spackeen, Scott                                 177,776               *            177,776 (4)                   0               *

Sprague, Roy W. & Gertrude M.                    44,444               *             44,444 (4)                   0               *
Stephens, Thomas S.                              97,776               *             97,776 (4)                   0               *
Stone, Michael                                  533,328            2.6%            533,328 (4)                   0               *
Vassallo, Ronald & Susanne                       44,444               *             44,444 (4)                   0               *
von Schaumburg, E.J.                            182,250 (6)           *            150,000                  32,250 (6)           *
Walker, Donald C.                             1,300,478 (6)        6.4%          1,217,145                  83,333 (6)           *
Walker, Gary R.                               1,014,092 (6)        5.0%            930,759                  83,333 (6)           *
Wilson Jr., F. Bradford                         284,442            1.4%            284,442 (4)                   0               *
Wilson Jr., F. Bradford TTEE                     88,888               *             88,888 (4)                   0               *
Zalcberg, Irwin & Sari                          133,332               *            133,332 (4)                   0               *

     * Less than 1%

     (1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of October 6, 2003 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

     (2) Percentage prior to offering is based on 20,135,690 shares of common stock outstanding; percentage after offering is based on 25,245,090 shares of common stock outstanding .

     (3) Includes 5,109,400 shares of common stock underlying warrants.

     (4) Of which 50% of such number of shares are issuable upon exercise of currently exercisable options.

     (5) All 665,000 shares are issuable upon exercise of currently exercisable warrants.

     (6) Includes the following number of shares of common stock which may be aquired by the exercise of stock options which were exercisable as of October 6, 2003 or become exercisable within 60 days of that date: Donald Walker, 83,333 shares; E.J. von Schaumburg, 31,250 shares; and Gary Walker, 83,333 shares.

                                 LEGAL MATTERS

     The validity of the shares of common stock being offered hereby will be passed upon for us by Sichenzia Ross Friedman Ference LLP, New York, New York.

                                     EXPERTS

     The consolidated financial statements as of and for the year ended April 30, 2003, included in this prospectus, have been included herein in reliance on the report of J.H. Cohn LLP, independent public accountants, given on the authority of that firm as experts in accounting and auditing.

     Leonard Friedman, Certified Public Accountant, has audited, as set forth in his report thereon appearing elsewhere herein, our financial statements at April 30, 2002. The financial statements referred to above are included in this prospectus with reliance upon the auditor's opinion based on his expertise in accounting and auditing.

     We dismissed our independent public accountant, Leonard Friedman, effective as of August 19, 2002. Our Board of Directors approved such decision. Leonard Friedman's report for the period November 15, 2001 (date of inception) to April 30, 2002, did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. Furthermore, during such period from November 15, 2001(date of incorporation) through April 30, 2002, and the subsequent interim period preceding August 19, 2002, there were no disagreements with Leonard Friedman within the meaning of Instruction 4 to Item 304 of Regulation S-B under the Securities Exchange Act of 1934 on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Leonard Friedman, would have caused him to make reference in connection with his opinion to the subject matter of the disagreement in connection with any report he might have issued.

     On August 19, 2002, we dismissed N.I. Cameron, Inc., Chartered Accountants ("N.I. Cameron"), as our independent public accountants, effective as of that date. Our Board of Directors approved such decision.

     N.I. Cameron's opinion in its reports on our financial statements for the years ended April 30, 2001 and April 30, 2002 (prior to our merger with WPCS Holdings, Inc.), each expressed substantial doubt with respect to our ability, at that time, to continue as a going concern. During the year ended April 30, 2002, and the period from June 9, 1999 (date of incorporation) to April 30, 2001, N.I. Cameron did not issue any other report on our financial statements which contained any adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. Furthermore, during such period from June 9, 1999 (date of incorporation) through April 30, 2002, and the subsequent interim period preceding August 19, 2002, there were no disagreements with N.I. Cameron within the meaning of Instruction 4 to Item 304 of Regulation S-B under the Securities Exchange Act of 1934 on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of N.I. Cameron, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement in connection with any report they might have issued.

     On August 19, 2002, we and WPCS Holdings engaged J.H. Cohn LLP, as our independent public accountants. Neither us nor WPCS Holdings previously consulted with J.H. Cohn regarding any matter, including but not limited to:

     o the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements; or
     o any matter that was either the subject matter of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-B and the related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-B).

                              AVAILABLE INFORMATION

     We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of WPCS International Incorporated, filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

     We are subject to the informational requirements of the Securities Exchange Act of 1934, which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

                         WPCS INTERNATIONAL INCORPORATED

                          INDEX TO FINANCIAL STATEMENTS

                              FINANCIAL STATEMENTS

The Financial Statements required by Item 304 of Regulation S-B are stated in U.S. dollars and are prepared in accordance with U.S. Generally Accepted Accounting Principles.

Fiscal Year Ended April 30, 2003
Reports of Independent Public Accountants                                                                    F-1
Consolidated Balance Sheet at April 30, 2003                                                                 F-3
Consolidated  Statements  of  Operations  for the year ended  April 30,  2003 and for the period  from       F-5
November 15, 2001 (date of inception) to April 30, 2002
Consolidated  Statements of Shareholders'  Equity for the year ended April 30, 2003 and for the period       F-6
from November 15, 2001( date of inception) to April 30, 2002
Consolidated  Statements  of Cash Flows for the year  ended  April 30,  2003 and for the  period  from       F-7
November 15, 2001 (date of inception) to April 30, 2002
Notes to Consolidated Financial Statements                                                                   F-9

Quarter Ended July 31, 2003
Condensed Consolidated Balance Sheets at July 31, 2003 (unaudited) and  April 30, 2003                      F-29
Condensed  Consolidated  Statements  of  Operations  for the three months ended July 31, 2003 and 2002
(unaudited)                                                                                                 F-31
Condensed  Consolidated  Statement  of  Shareholders'  Equity for the three months ended July 31, 2003
(unaudited)                                                                                                 F-32
Condensed  Consolidated  Statements  of Cash Flows for the three  months  ended July 31, 2003 and 2002
(unaudited)                                                                                                 F-33
Notes to Condensed Consolidated Financial Statements                                                        F-35

                  REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors and Shareholders of WPCS International Incorporated


We have audited the accompanying consolidated balance sheet of WPCS International Incorporated and Subsidiaries as of April 30, 2003, and the related consolidated statements of operations, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of WPCS International Incorporated and Subsidiaries as of April 30, 2003, and the consolidated results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.





                                                            / s / J.H. COHN LLP

Roseland, New Jersey
August 13, 2003

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors of WPCS Holdings, Inc.

I have audited the accompanying consolidated statement of operations, changes in shareholders' equity and cash flows for the period November 15, 2001 (date of inception) to April 30, 2002, of WPCS Holdings, Inc. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of WPCS Holdings, Inc. for the year ended April 30, 2002, in conformity with accounting principles generally accepted in the United States of America.


                                                           /S/ Leonard Friedman

East Meadow, New York
July 1, 2002

                 WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
                     (FORMERLY PHOENIX STAR VENTURES, INC.)

                           CONSOLIDATED BALANCE SHEET

                                 APRIL 30, 2003




                                 ASSETS

CURRENT ASSETS:
    Cash and cash equivalents                                       $  167,547
    Accounts receivable, net of allowance of $11,779                 2,397,236
    Costs and estimated earnings in excess of billings on
      uncompleted contracts                                            408,194
    Inventory                                                           77,775
    Prepaid expenses                                                   143,113
    Deferred tax assets                                                 70,000
                                                                 -------------

         Total current assets                                        3,263,865


PROPERTY AND EQUIPMENT                                                 647,951

CUSTOMER LISTS, net of accumulated
         amortization of $41,000                                       499,000

GOODWILL                                                             5,388,882

OTHER ASSETS                                                            21,528
                                                                 -------------

                         Totals                                    $ 9,821,226
                                                                 =============

The accompanying notes are an integral part of these consolidated financial statements.

                WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
                     (FORMERLY PHOENIX STAR VENTURES, INC.)

                           CONSOLIDATED BALANCE SHEET

                                 APRIL 30, 2003

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
    Accounts payable and accrued expenses                                                                    $  1,278,443
    Billings in excess of costs and estimated earnings on
       uncompleted contracts                                                                                      215,819
    Current maturities of capital lease obligations                                                                 2,294
    Current maturities of equipment loans payable                                                                  21,268
    Note Payable, officer                                                                                         100,000
    Due to shareholders                                                                                            58,207
    Income taxes payable                                                                                           23,700
    Deferred income taxes, current portion                                                                        129,000
                                                                                                           --------------

          Total current liabilities                                                                             1,828,731

Capital lease obligations, net of current maturities                                                                4,608
Deferred income taxes, net of current portion                                                                     527,000
                                                                                                           --------------

            Total Liabilities                                                                                   2,360,339
                                                                                                           --------------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
   Preferred Stock - $0.0001 par value, 5,000,000 shares authorized

   Series C Convertible Preferred Stock, 1,000 shares designated, 1,000 shares issued and outstanding at April 30, 2003,
       liquidation preference $1,000,000                                                                                -

   Common Stock - $0.0001 par value,
       30,000,000 shares authorized, 13,078,844 shares issued and outstanding
       at April 30, 2003                                                                                           1,308
  Additional paid- in capital                                                                                  8,002,639
  Accumulated deficit                                                                                           (543,060)
                                                                                                           --------------

           Total shareholders' equity                                                                          7,460,887
                                                                                                           --------------

            Totals                                                                                           $ 9,821,226
                                                                                                           ==============

The accompanying notes are an integral part of these consolidated financial statements.

                WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
                     (FORMERLY PHOENIX STAR VENTURES, INC.)

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                  For the period
                                                                                 November 15, 2001
                                                                 Year Ended    (date of inception) to
                                                                  April 30,          April 30,
                                                                   2003                2002
                                                         ----------------------  ----------------------
SALES                                                          $   5,422,858      $    402,289
COST OF SALES                                                      3,768,495           267,032
                                                         ----------------------  ----------------------

GROSS PROFIT                                                       1,654,363           135,257
                                                         ----------------------  ----------------------

OPERATING EXPENSES:
    Selling expenses                                                  27,741             4,857
    General and administrative expenses                            1,833,086           112,246
     Provision for doubtful accounts                                  38,779                 -
     Depreciation and amortization                                   116,501             2,570
                                                         ----------------------  ----------------------

         Total                                                     2,016,107           119,673
                                                         ----------------------  ----------------------

INCOME (LOSS) BEFORE PROVISION
   FOR INCOME TAXES                                                 (361,744)           15,584

    Provision for income taxes                                       (19,550)           (4,350)
                                                         ----------------------  ----------------------
NET(LOSS)INCOME                                                     (381,294)           11,234

    Imputed dividends accreted on
  Convertible Series B Preferred stock                              (173,000)                -
                                                         ----------------------  ----------------------

NET (LOSS) INCOME ATTRIBUTABLE TO
    COMMON SHAREHOLDERS                                        $    (554,294)     $     11,234
                                                         ======================  ======================

Basic net (loss) income per common share                              $(0.05)     $       0.00
                                                         ======================  ======================

Basic weighted average number of
  common shares outstanding                                       10,376,685         5,500,000
                                                         ======================  ======================

The accompanying notes are an integral part of these consolidated financial statements

                WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
                     (FORMERLY PHOENIX STAR VENTURES, INC.)
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
 YEAR ENDED APRIL 30, 2003 AND FOR THE PERIOD NOVEMBER 15, 2001 (DATE OF INCEPTION) TO APRIL 30, 2002

                                                                                   ADDITIONAL                          TOTAL
                                          PREFERRED STOCK       COMMON STOCK         PAID-IN      ACCUMULATED        SHAREHOLDERS'
                                         SHARES    AMOUNT      SHARES     AMOUNT     CAPITAL        DEFICIT            EQUITY
                                         ------    ------   ----------     -------    -------        -------          -----------
Issuance of common stock
  (date of inception, November 15, 2001)        -    $    -   5,500,000       $550   $   4,450        $      -         $   5,000
Net income                                      -         -           -          -           -          11,234            11,234
                                          --------- -------- ----------   --------   ---------       ---------           ---------

BALANCE APRIL 30, 2002                          -        -    5,500,000        550       4,450          11,234             16,234

Effects of reverse acquisition                250        1    1,025,632        103     (80,919)              -            (80,815)
Return and retirement of common stock in
connection with reverse acquisition                      -     (500,000)       (50)         50               -                  -
Sale of Series B Preferred stock sold
through private placement                     455        -            -          -     455,000               -            455,000
Series B Preferred stock issued in
consideration for payment of advances from
stockholder and accounts payable               64        -            -          -      64,000               -             64,000
Conversion of Series A Preferred stock to
common stock                                 (250)      (1)   3,000,000        300        (299)              -                  -
Imputed Series B Preferred stock dividend
attributable to beneficial conversion
feature                                         -        -            -          -     173,000        (173,000)                 -
Sale of Series C Preferred stock sold
through private placement                   1,000        -            -          -   1,000,000               -          1,000,000
Issuance of common stock for
  acquisition of Invisinet, Inc.                -        -    1,000,000        100   1,749,900               -          1,750,000
Issuance of common stock for
  acquisition of Walker Comm, Inc.              -        -    2,486,000        249   4,574,000               -          4,574,249
Conversion of Series B Preferred stock to
common stock                                 (519)       -      567,212         56         (56)              -                  -
Stock options granted to an officer in
    connection with the acquisition of
    Invisinet, Inc.                                                                     63,513               -             63,513

NET LOSS                                        -        -            -          -           -        (381,294)          (381,294)
                                          --------- -------- ----------   --------    ---------       ---------        -----------


BALANCE, APRIL 30, 2003                     1,000   $    -   13,078,844  $   1,308 $ 8,002,639       $(543,060)        $7,460,887
                                          ========= ======== ==========  =========  ===========     ==========         ==========
The accompanying notes are an integral part of these consolidated financial statements.

                WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
                      FORMERLY PHOENIX STAR VENTURES, INC.)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                             For the period
                                                                                                            November 15, 2001
                                                                                     Year Ended           (date of inception) to
                                                                                       April 30,                April 30,
                                                                                         2003                       2002
                                                                                    -------------              -------------
OPERATING ACTIVITIES:
    Net (loss) income                                                               $ (381,294)                   $ 11,234
    Adjustments to reconcile net (loss) income
     to net cash (used in) provided by operating activities:
    Depreciation and amortization                                                      116,501                       2,570
    Provision for doubtful accounts                                                     38,779                           -
    Gain on disposition of fixed assets                                                 (2,085)                          -
    Changes in operating assets and liabilities, net of acquisitions:
       Accounts receivable                                                            (676,341)                    (91,183)
       Costs and estimated earnings in excess of billings
         on uncompleted contracts                                                      (10,087)                          -
       Inventory                                                                         2,428                      (7,974)
       Prepaid expenses                                                                (99,789)                          -
       Other Assets                                                                        (75)                     (2,242)
       Accounts payable and accrued expenses                                           182,614                      93,866
       Billings in excess of costs and estimated earnings
         on uncompleted contracts                                                     (155,539)                         -
       Income taxes payable                                                             19,550                       5,403
                                                                                    -------------              -------------
    NET CASH (USED IN)/PROVIDED BY OPERATING
       ACTIVITIES                                                                     (965,338)                     11,674
                                                                                    -------------              -------------
    INVESTING ACTIVITIES:
       Proceeds from disposition of fixed assets                                        41,607                           -
       Acquisition of property and equipment                                            (3,065)                    (20,895)
       Proceeds from repayment of note receivable                                      172,514
       Acquisition of businesses, net of cash acquired                                (375,993)                          -
                                                                                    -------------              -------------
    NET CASH USED IN INVESTING ACTIVITIES                                             (164,937)                    (20,895)
                                                                                    -------------              -------------

    FINANCING ACTIVITIES:
       Cash received in reverse acquisition                                              3,257                           -
       Proceeds from advances from officers                                            100,000                      20,743
       Proceeds from sale of preferred stock                                         1,455,000                           -
       Proceeds from issuance of common stock                                                -                       5,000
       Repayment of loans payable, shareholder                                         (20,743)
       Repayment of note payable, bank                                                (200,000)                          -
       Repayment of equipment loans payable                                            (53,169)                          -
       Repayments of capital lease obligations                                          (2,077)                       (968)
                                                                                    -------------              -------------

    NET CASH PROVIDED BY FINANCING ACTIVITIES                                        1,282,268                      24,775
                                                                                    -------------              -------------

                WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
                      FORMERLY PHOENIX STAR VENTURES, INC.)

                CONSOLIDATED STATEMENTS OF CASH FLOWS - continued

                                                                                                            For the period
                                                                                                           November 15, 2001
                                                                               Year Ended               (date of inception) to
                                                                                April 30,                     April 30,
                                                                                  2003                           2002
NET INCREASE IN CASH AND CASH
EQUIVALENTS                                                                       151,993                        15,554

CASH AND CASH EQUIVALENTS, BEGINNING OF
    PERIOD                                                                         15,554                             -
                                                                            =============                     =============

CASH AND CASH EQUIVALENTS, END OF
    PERIOD                                                                     $  167,547                       $15,554
                                                                            =============                     =============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
      Cash paid during the period for:
           Interest                                                              $  8,131                       $   640
                                                                             ============                     =============
         Income taxes                                                            $  1,380                       $   200
                                                                             ============                     =============

SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
      Equipment acquired under capital lease                                    $   9,468                             -
                                                                             ============                     ============
      Issuance of 64 shares of Series B preferred stock
         as payment of advances from shareholder and
            accounts payable                                                    $  64,000                             -
                                                                             ============                     ============
      Imputed Series B preferred stock dividend attributable
            to a beneficial conversion feature                                  $ 173,000                             -
                                                                             ============                     ============
      Issuance of common stock for net non-cash assets
            received in acquisitions                                         $  6,324,249                             -
                                                                             ============                     ============
     Conversion of Series A Preferred stock into common
            stock                                                            $        300                             -
                                                                             ============                     ============
     Conversion of Series B Preferred stock into common  stock               $         56                             -
                                                                             ============                     ============
     Stock options issued` relating to an acquisition                        $     63,513
                                                                             ============                     ============

     Earn-out consideration unpaid relating to an acquisition                $     58,207
                                                                             ============                     ============

The accompanying notes are an integral part of these consolidated financial statements

                WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
                     (FORMERLY PHOENIX STAR VENTURES, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRESENTATION

The accompanying consolidated financial statements include the accounts of WPCS International Incorporated ("WPCS") and its wholly owned subsidiaries, WPCS Acquisition Corp. (which changed its name to WPCS Incorporated) ("Subsidiary"), Invisinet Inc. ("Invisinet") from November 13, 2002 (date of acquisition) and Walker Comm Inc. ("Walker") from December 30, 2002 (date of acquisition), collectively the "Company". For the period November 15, 2001 (date of inception) to April 30, 2002, the statement of operations, shareholders' equity and cash flows are that of WPCS Holdings, Inc. ("Holdings"), the accounting acquirer of the business of Phoenix Star Ventures, Inc. ("PSVI") as explained below.

The Company is a project engineering company that focuses on the implementation requirements of specialty communication systems, wireless fidelity ("WiFi") deployment and fixed wireless deployment. It provides complete wireless solutions including best of breed wireless products, engineering services and deployment. The Company defines wireless deployment as the internal and external design and installation of a fixed wireless solution to support voice/data/video transmission between two or more points without the utilization of landline infrastructure. The Company generates its revenues from product sales and services. There are multiple products associated with the deployment of a fixed wireless solution including radios, repeaters, amplifiers, antennas, cabling and specialty components. There are also important services such as spectrum analysis, site surveys, site design, tower construction, mounting and alignment.

WPCS is the successor-consolidated entity formed by the merger, on May 17, 2002, of PSVI, Subsidiary, a newly formed, wholly owned subsidiary of PSVI and Holdings, a Delaware corporation.

On May 17, 2002, PSVI a publicly held "shell company", became the legal acquirer of Holdings by issuing 5,500,000 shares of its common stock to the shareholders of Holdings in exchange for all of the outstanding common shares of Holdings. The former shareholders of Holdings, immediately after the business combination, owned the majority of the combined companies. Accordingly, the business combination has been accounted for as a reverse acquisition, whereby, for accounting purposes, Holdings is the accounting acquirer and PSVI is the accounting acquiree. The consolidated financial statements of the Company include the accounts of PSVI since its acquisition. The cost of the acquisition approximated the fair value of the net assets of PSVI that were acquired, and accordingly, assets, liabilities and the outstanding preferred stocks of PSVI were initially recorded at historical carrying values.

On May 24, 2002, PSVI's principal shareholder returned 500,000 shares of its common stock to the Company, without compensation. Subsequently, these common shares were retired and cancelled.

On November 13, 2002, the Company acquired all of the outstanding shares of Invisinet from its shareholders in exchange for an aggregate of 1,000,000 newly issued shares of the Company's common stock. An additional 150,000 shares of the Company's common stock were to be issued to a shareholder, provided Invisinet achieved certain financial targets over a two year period beginning on the first anniversary date of the merger. On May 27, 2003, the Company and the shareholder mutually agreed to cancel the issuance of these shares and in exchange, issued options to purchase 300,000 shares of the Company's common stock.

                   WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
                     (FORMERLY PHOENIX STAR VENTURES, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRESENTATION (continued)

On December 30, 2002, the Company acquired all of the outstanding shares of Walker in exchange for an aggregate of 2,486,000 newly issued shares of the Company's common stock and $500,000 cash consideration. An additional $500,000 is payable contingent upon Walker achieving certain net profits, to be paid in quarterly distributions equal to 75% of net income, which would increase the purchase price.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows:

Principles of consolidation

All significant intercompany transactions and balances have been eliminated in these consolidated financial statements.

Cash and Cash Equivalents

Cash and cash equivalents include all cash and highly-liquid investments with an original maturity of three months or less.

Concentration of Credit Risks

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The Company reduces credit risk by placing its temporary cash and investments with major financial institutions with high credit ratings. At times, such amounts may exceed Federally insured limits. The Company reduces credit risk related to accounts receivable by routinely assessing the financial strength of its customers and maintaining an appropriate allowance for doubtful accounts based on its history of write-offs, current economic conditions and an evaluation of the credit risk related to specific customers.

Accounts Receivable

Accounts receivable are due within contractual payment terms and are stated at amounts due from customers net of an allowance for doubtful accounts. Credit is extended based on evaluation of a customer's financial condition. Accounts outstanding longer than the contractual payment terms are considered past due. The Company determines its allowance by considering a number of factors, including the length of time trade accounts receivable are past due, the Company's previous loss history, the customer's current ability to pay its obligation to the Company, and the condition of the general economy and the industry as a whole. The Company writes off accounts receivable when they become uncollectible, and payment subsequently received on such receivables are credited to the allowance for doubtful accounts. Included in the accounts receivable is retainage receivable of $106,995 which is expected to be collected within one year.

                WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
                     (FORMERLY PHOENIX STAR VENTURES, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SELECTED SIGNIFICANT ACCOUNTING POLICIES (Continued)

Inventory

Inventory consists of parts and supplies and is stated using the weighted average cost method.

Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization are provided for, using straight-line methods, in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives. Repairs and maintenance are charged to operations as incurred.

Goodwill

Effective May 1, 2002, the Company adopted Statement of Financial Standards ("SFAS") No. 142, Goodwill and Other Intangible Assets. In accordance with the guidelines of this accounting standard, goodwill and indefinite-lived intangible assets are no longer amortized but are assessed for impairment on at least an annual basis. SFAS No. 142 also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment.


SFAS No. 142 requires that goodwill be tested for impairment upon adoption and at least annually thereafter, utilizing a two-step methodology. The initial step requires the Company to determine the fair value of the business acquired (reporting unit)and compare it to the carrying value, including goodwill, of such business (reporting unit). If the fair value exceeds the carrying value, no impairment loss would be recognized. However, if the carrying value of the reporting unit exceeds its fair value, the goodwill of the unit may be impaired. The amount, if any, of the impairment is then measured in the second step.

The Company completed the initial step of impairment testing which indicated that no goodwill impairment existed as of April 30, 2003. The Company determined the fair value of the businesses acquired for purposes of this test primarily by using a discounted cash flow valuation technique. Significant estimates used in the valuation include estimates of future cash flows, both future short-term and long-term growth rates, and estimated cost of capital for purposes of arriving at a discount factor. Based on comparing this discounted cash flow model to the carrying value of the reporting units, no impairment was recognized in the consolidated statement of operations for the year ended April 30, 2003. On an ongoing basis, the Company expects to perform its annual impairment test during the fourth quarter absent any interim impairment indicators.

                WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
                     (FORMERLY PHOENIX STAR VENTURES, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SELECTED SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue recognition

Wireless sales

Revenue consists of the sale of wireless products and services associated with their deployment. Product sales are recognized when installed and service revenues are recognized when services are provided.

Contracts

The Company records profits on contracts on a percentage-of-completion basis on the cost to cost method. Contracts in process are valued at cost plus accrued profits less earned revenues and progress payments on uncompleted contracts. Contracts are generally considered substantially complete when engineering is completed and/or site construction is completed. The Company includes in operations pass-through revenue and costs on cost-plus contracts, which are customer-reimbursable materials, equipment and subcontractor costs, when the Company determines that it is responsible for the engineering specification, procurement and management of such cost components on behalf of the customer.

The Company has numerous contracts that are in various stages of completion. Such contracts require estimates to determine the appropriate cost and revenue recognition. The Company has a history of making reasonably dependable estimates of the extent of progress towards completion, contract revenues and contract costs. However, current estimates may be revised as additional information becomes available. If estimates of costs to complete long-term contracts indicate a loss, provision is made currently for the total loss anticipated. The elapsed time from award of a contract to completion of performance may be up to two years.

Income Taxes

Income taxes are accounted for in accordance with SFAS No. 109, "Accounting of Income Taxes." Under SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The recognition of deferred tax assets is reduced by a valuation allowance if it is more likely than not that the tax benefits will not be realized. The ultimate realization of deferred tax assets depends upon the generation of future taxable income during the periods in which those temporary differences become deductible.

                WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
                     (FORMERLY PHOENIX STAR VENTURES, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SELECTED SIGNIFICANT ACCOUNTING POLICIES (Continued)

Earnings (loss) Per Share

Earnings (Loss) per common share is computed pursuant to SFAS No. 128, "Earnings Per Share" ("EPS"). Basic income (loss) per share is computed as net income
(loss) available to common shareholders divided by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur from common stock issuable through stock options, restrictive stock awards, warrants and other convertible securities. At April 30, 2003, the Company had 1,000 shares of Series C Convertible Preferred Stock with potential conversion into 1,786,000 common shares of the Company as described in NOTE 12 and 77,000 stock options grants outstanding. Diluted EPS is not presented since the effect of the assumed exercise of options and the assumed conversion of the Series C convertible preferred stock would be antidilitive. At April 30, 2002, no potentially dilutive securities were outstanding.

Stock-Based Compensation Plans

The Company maintains a stock option plan, as more fully described in Note 11 to the consolidated financial statements, which is accounted for using the "intrinsic value" method pursuant to the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations, and, accordingly, when the exercise price of an employee stock option granted by the Company is equal to or greater than the market price of the underlying stock on the date of grant, no compensation expense is recognized. Therefore, the Company has elected the disclosure only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation."

Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. The most significant estimates relate to the calculation of percentage of completion on uncompleted contracts, allowance for doubtful accounts, valuation of inventory and life of customer lists. Actual results could differ from those estimates.

Recently issued accounting pronouncements

In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 143, "Accounting for Asset Retirement Obligations," which is effective for years beginning after June 15, 2002. SFAS No. 143 addresses legal obligations associated with the retirement of tangible long-lived assets that result from the acquisition, construction, development or normal operation of a long-lived asset. The standard requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. Any associated asset retirement costs are to be capitalized as part of the carrying amount of the long-lived asset and expensed over the life of the asset. The impact of the adoption of SFAS No. 143 is not expected to have a material impact on the Company's consolidated financial position, results of operations or cash flows.

                WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
                     (FORMERLY PHOENIX STAR VENTURES, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SELECTED SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recently issued accounting pronouncements (continued)

In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," which is effective for fiscal years beginning after December 15, 2001. SFAS No. 144 clarifies accounting and reporting for assets held for sale, scheduled for abandonment or other disposal, and recognition of impairment loss related to the carrying value of long-lived assets. The Company has adopted SFAS No. 144 for the year beginning May 1, 2002. The adoption of SFAS 144 did not have a material effect on the Company's consolidated financial position, results of operations or cash flows.

In June 2002, the FASB issued SFAS No.146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No.146 nullifies Emerging Issues Task Force Issue No. 94-3 and requires that a liability for a cost associated with and exit or disposal activity be recognized when the liability is incurred. This statement also establishes that fair value is the objective for initial measurement of the liability. SFAS No.146 is effective for exit or disposal activities that are initiated after December 31, 2002. The impact of the adoption of SFAS No. 146 is not expected to have a material impact on the Company's consolidated financial position, results of operations or cash flows.

In December 2002, the FASB issued SFAS No.148, "Accounting for Stock-Based Compensation - Transition and Disclosure, an amendment of FASB Statement No.123." SFAS No.148 amends SFAS No.123,"Accounting for Stock-Based Compensation," to provide alternative methods of transition for an entity that voluntarily changes to the fair value-based method of accounting for stock-based employee compensation. It also amends the disclosure provisions of that Statement to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock- based employee compensation. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in APB Opinion No.25 for the year ending April 30, 2003. The adoption of SFAS 148 did not have a material effect on the Company's consolidated financial position, results of operations or cash flows.

In November 2002, the FASB issued FASB Interpretation No.45, ("FIN No. 45") "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN No.45 requires that upon issuance of a guarantee, a guarantor must recognize a liability for the fair value of an obligation assumed under a guarantee. FIN No. 45 also requires additional disclosures by a guarantor in its interim and annual financial statements about the obligations associated with guarantees issued. The recognition provisions of FIN No.45 are effective for any guarantees issued or modified after December 31, 2002. The disclosure requirements are effective for financial statements of interim or annual periods ending December 15, 2002. The adoption of the disclosure requirements of FIN No. 45 did not have a material impact on the Company's consolidated financial position, results of operations or cash flows.

                WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
                     (FORMERLY PHOENIX STAR VENTURES, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SELECTED SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recently issued accounting pronouncements (continued)

In January 2003, the FASB issued FASB Interpretation No.46 ("FIN No. 46") "Consolidation of Variable Interest Entities." In general, a variable interest entity is a corporation, partnership, trust, or any other legalstructure used for business purposes that either (a) does not have equity investors with voting rights or (b)has equity investors that do not provide sufficient financial resources for the entity to support its activities.A variable interest entity often holds financial assets, including loans or receivables real estate or other property. A variable interest entity may be essentially passive or it may engage in activities on behalf of another company. Until now, a company generally has included another entity in its consolidated financial statements only if it controlled the entity through voting interests. FIN No.46 changes that by requiring a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. FIN No. 46's consolidation requirements apply immediately to variable interest entities created or acquired after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year on interim period beginning after June 15, 2003. Certain of the disclosure requirements apply to all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The Company has not adopted FIN No.46 for the year ended April 30, 2003. The Company does not expect FIN 46 to have a material effect on its consolidated financial position, results of operations or cash flows.

In May 2003, the Financial Accounting Standards Board issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 changes the accounting for certain financial instruments that, under previous guidance, issuers could account for as equity. The new statement requires that those instruments be classified as liabilities in statements of financial position. Most of the guidance in SFAS No. 150 is effective for all financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of our first quarter for fiscal 2004. The Company does not expect the adoption of this statement to have a material impact on its consolidated financial position, results of operations or cash flows.

NOTE 3 - ACQUISITIONS

Invisinet, Inc.

On November 13, 2002, the Company, through its newly formed, wholly-owned subsidiary, acquired all of the outstanding shares of Invisinet. Subsequently on that date, the subsidiary was merged with and into Invisinet, with Invisinet being the surviving corporation. Invisinet then became a wholly owned subsidiary of WPCS.

The acquisition of Invisinet broadens the Company's customer base and expands its technical resources. WPCS concentrates its business in fixed wireless solutions, whereas Invisinet offers wireless fidelity (WiFi) deployment to its customers.

            WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
                     (FORMERLY PHOENIX STAR VENTURES, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - ACQUISITIONS (continued)

Invisinet (continued)

The aggregate consideration paid by WPCS for Invisinet was approximately $1,828,000. As a result of and at the effective time of the merger, all of the issued and outstanding shares of common stock of Invisinet were exchanged for aggregate merger consideration consisting of 1,000,000 shares of common stock of WPCS with a value of approximately $1,750,000, based on $1.75 per share, the average stock price a few days before after the announcement of the merger, and an additional $15,000 in acquisition costs.

In addition, as an inducement to enter into the merger agreement, the Company agreed to issue a shareholder of Invisinet, who is also the Executive Vice President of the Company, up to 150,000 shares of the Company's common stock, provided Invisinet achieved certain financial targets over a two year period beginning on the first anniversary date of the merger. On May 27, 2003, the Company and the shareholder mutually agreed to cancel the issuance of these shares and in exchange, issued options to purchase 300,000 shares of the Company's common stock at an exercise price of $0.45 per share expiring in May 2008. These options were valued at $63,513 and accordingly, the Company increased goodwill and additional paid-in capital for the same amount at April 30, 2003.

The acquisition of Invisinet was accounted for under the purchase method of accounting in accordance with SFAS No. 141, "Business Combinations". Under the purchase method of accounting, assets acquired and liabilities assumed are recorded at their estimated fair values. Goodwill and (or) other intangible assets are recorded to the extent that the merger consideration, including certain acquisition and closing costs, exceeds the fair value of the net identifiable assets acquired at the date of the merger.

The Company obtained an independent valuation of certain assets including its property and equipment, list of major customers, and internally determined the fair value of its other assets and liabilities. The initial purchase price allocation has been adjusted as a result of the independent valuation report with customer lists being valued at $150,000 resulting in a decrease in goodwill by that amount. Accordingly a deferred tax liability of $54,000 was recorded since the amortization of the customer list is not available as a tax deduction to the Company. The aggregate changes resulted in goodwill being decreased to $1,627,044 as of the acquisition date.

                WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
                     (FORMERLY PHOENIX STAR VENTURES, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - ACQUISITIONS (continued)

Invisinet (continued)

The purchase price allocation has been calculated as follows:

      Assets purchased
          Cash                                                                       $   132,672
          Accounts receivable                                                            111,815
          Note receivable                                                                172,514
          Inventory                                                                        5,228
          Fixed assets                                                                     3,760
          Other assets                                                                     1,445
          Customer list                                                                  150,000
          Goodwill                                                                     1,627,044
                                                                                     ------------
                                                                                       2,204,478
                                                                                     ------------
      Liabilities assumed
          Accounts payable                                                              (321,965)
          Deferred tax liability                                                         (54,000)
                                                                                     ------------
                                                                                        (375,965)
                                                                                     ------------
      Purchase price                                                                 $ 1,828,513
                                                                                     ============

Customer lists are being amortized over a period of 5 years. The Company recorded amortization expense of $15,000 for the year ended April 30, 2003. Any future goodwill impairments are not deductible for income tax purposes.

Walker Comm, Inc.

On December 30, 2002, the Company, through its newly formed, wholly-owned subsidiary, acquired all of the outstanding common stock of Walker. Subsequently on that date, the subsidiary was merged with and into Walker, with Walker being the surviving corporation. Walker then became a wholly-owned subsidiary of WPCS.

The acquisition of Walker gives the Company the ability to provide both structured cabling and wireless solutions to its customers along with strengthening its project management capabilities.

The aggregate consideration paid by WPCS for Walker was $5,171,455 subject to further adjustment as explained below. As a result of and at the effective time of the merger, all of the outstanding shares of common stock, par value $1.00 per share, of Walker were exchanged for aggregate merger consideration consisting of $500,000 in cash and the common stock of WPCS with a value of $4,574,248, or 2,486,000 shares valued at $1.84 per share based on an average price a few days before and after the merger was announced and acquisition costs of $39,000. An additional $500,000 is payable, provided Walker achieves certain net profits, to be paid in quarterly distributions equal to 75% of net income. At April 30, 2003, $58,207 was payable to the Walker shareholders against this earn-out provision. Accordingly, the goodwill was increased by $58,207.

                 WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARY
                     (FORMERLY PHOENIX STAR VENTURES, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - ACQUISITIONS (continued)

Walker Comm (continued)

The acquisition of Walker was accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations ("SFAS 141"). Under the purchase method of accounting, assets acquired and liabilities assumed are recorded at their estimated fair values. Goodwill and (or) other intangible assets are recorded to the extent that the merger consideration, including certain acquisition and closing costs, exceeds the fair value of the net identifiable assets acquired at the date of the merger.

The Company obtained an independent valuation of certain assets including property and equipment, inventory, list of major customers, contract backlog and internally determined the fair value of its other assets and liabilities. The initial purchase price allocation has been adjusted as a result of the independent valuation report relating to inventory, property and equipment and list of major customers. As a result of the changes in purchase price allocation, property and equipment has increased by $292,734, inventory has increased by $67,000, and customer lists by $390,000 resulting in a decrease in goodwill of $749,734. Accordingly, a deferred tax liability of $299,000 was recorded since depreciation and amortization on the step up in the basis of these assets are not deductible for income tax purposes. In addition, the Company has recorded a deferred tax asset of $70,000 for future tax deductible items. Additionally, Walker, which prior to the acquisition, used the cash basis of accounting for income taxes, changed its tax accounting method to accrual basis starting from the date of acquisition, thus resulting in a deferred tax liability of $303,000. The Company recorded these deferred tax assets and liabilities and increased the goodwill by a net amount of $532,000. The aggregate changes resulted in goodwill being decreased to $3,761,838 as of the acquisition date.

The purchase price allocation has been calculated as follows:

      Assets purchased
          Cash                                                                      $     45,335
          Accounts receivable                                                          1,556,677
          Costs and estimated earnings in excess of billings on
            uncompleted contracts                                                        398,107
          Inventory                                                                       67,000
          Fixed assets                                                                   727,876
          Other assets                                                                    61,090
          Customer lists                                                                 390,000
          Deferred tax asset                                                              70,000
          Goodwill                                                                     3,761,838
                                                                                     -----------

                                                                                       7,077,923
                                                                                     -----------

                 WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARY
                     (FORMERLY PHOENIX STAR VENTURES, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      NOTE 3 - ACQUISITIONS (continued)

      Walker Comm (continued)

      Liabilities assumed
          Accounts payable                                                              (658,673)
          Note payable - Bank                                                           (200,000)
          Billings in excess of costs and estimated earnings on
             uncompleted contracts                                                      (371,358)
          Equipment loans payable                                                        (74,437)
          Deferred income taxes                                                         (602,000)
                                                                                  ---------------
                                                                                      (1,906,468)
                                                                                  ---------------
      Purchase price                                                                 $ 5,171,455
                                                                                  ===============

Based on the independent valuation report, customer lists are being amortized over a period of 5 years. The Company recorded amortization expense of $26,000 for the year ended April 30, 2003. Any future goodwill impairments are not deductible for income tax purposes.

The following unaudited pro forma financial information presents the combined results of operations of WPCS, Invisinet and Walker, as if the acquisitions had occurred as of May 1, 2002, after giving effect to certain adjustments, including the issuance of WPCS common stock as part of the purchase price. Pro forma financial information for the year ended April 30, 2002 has not been presented as its presentation will produce distorting results since WPCS started operations on November 15, 2001. The pro forma financial information does not necessarily reflect the results of operations that would have occurred had WPCS, Invisinet and Walker been a single entity during such periods.

Year ended April 30, 2003:
Revenues                                                                          $   10,680,000

Net loss attributable to common shareholders                                      $   (1,760,000)

Weighted-average number of shares used in calculation of basic
   loss per share                                                                     12,571,474

Basic loss per share                                                                      $(0.14)

                WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
                     (FORMERLY PHOENIX STAR VENTURES, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

Costs and estimated earnings on uncompleted contracts consist of the following: at April 30, 2003

Costs incurred on uncompleted contracts                                                  $ 4,077,019
Estimated contract profit                                                                    937,464
                                                                                        ------------
                                                                                           5,014,483
Less: billings to date                                                                     4,822,108
                                                                                        ------------

                                                                                         $   192,375
                                                                                        ============
Costs and estimated earnings in excess of billings                                       $   408,194

Billings in excess of costs and estimated earnings
  on uncompleted contracts                                                                  (215,819)
                                                                                        -------------

                                                                                         $   192,375
                                                                                        =============

NOTE 5 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following at April 30, 2003:

                                                                                 Estimated               Amount
                                                                                useful life
                                                                                  (years)
     Furniture and fixtures                                                        5 - 7               $  33,606
     Automobiles                                                                   5 - 7                 303,568
     Machinery and equipment                                                         5                   193,860
     Leasehold improvements                                                        3 - 10                167,190
                                                                                                      ----------

                                                                                                         698,224
     Less accumulated depreciation and amortization                                                       50,273
                                                                                                      ----------

                                                                                                      $  647,951
                                                                                                      ==========

Depreciation expense for property and equipment for the year ended April 30, 2003 and for the period ended April 30, 2002 was approximately $75,500 and $2,600, respectively.

Property and equipment under capital leases totaled approximately $10,000 and accumulated depreciation on such property and equipment aggregated approximately $2,800 at April 30, 2003.

                WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
                     (FORMERLY PHOENIX STAR VENTURES, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - LINE OF CREDIT

The Company had a $200,000 line of credit with a bank, which matured on March 26, 2003. The line of credit provided for an interest rate of 3.4% and was collateralized by a $200,000 certificate of deposit, At the maturity date, the loan was paid back by the certificate of deposit.

NOTE 7- DUE TO OFFICER

The Company owes $100,000 to an officer. This loan bears interest at 5.75% and is due on or before February 12, 2004.

NOTE 8 - RELATED PARTY TRANSACTIONS

In connection with the acquisition of Walker, the Company assumed a ten-year lease with trusts, of which, certain officers of the Company are the trustees, for a building and land located in Fairfield, California, which is occupied by its Walker subsidiary. The lease requires for initial monthly rental payments of $6,934, with annual increases, calculated using the San Francisco-Oakland-San Jose Consolidated Metropolitan Statistical Area Consumer Price Index. For the period December 30, 2002 (date of acquisition) through April 30, 2003, $29,000 was paid as rent for this lease.

NOTE 9 - RETIREMENT PLANS

Walker participates in an employee savings plan under Section 401(k) of the Internal Revenue Code pursuant to which eligible employees may elect to defer a portion of their annual salary by contributing to the plan. Contributions by Walker are made at the discretion of the Board of Directors. There were no contributions made for the year ended April 30, 2003 and none for 2002, since Walker's results of operations are not included in these financial statements.

The Company also contributes to multi-employer pension plans which provide benefits to union employees covered by collective bargaining agreements. General and administrative expenses include approximately $239,000 for such costs and none for 2002, since Walker's results of operations are not included in these financial statements.

NOTE 10 - INCOME TAXES

          The provision for income taxes for the year ended at April 30, 2003 and period ended April 30, 2002 is summarized as follows:
                                                     2003      2002
      Current                                   ----------  ----------
          Federal                               $       -   $      -
          State                                    19,550      4,350

      Deferred
          Federal                                       -          -
          State                                         -          -
                                                ----------  ----------
      Totals                                    $  19,550   $  4,350
                                                ==========  ==========

                WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
                     (FORMERLY PHOENIX STAR VENTURES, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 - INCOME TAXES (continued)


The actual provisions for income taxes reflected in the consolidated statements of operations for the year ended April 30, 2003, and the period ended April 30, 2002, differ from the amounts computed at the federal statutory tax rates. The principal differences between the statutory income tax expense and the effective provision for income taxes are summarized as follows:

                                                                                                 2003              2002
                                                                                           ---------------     ---------------
          Expected tax benefit at statutory rate (34%)                                      $    (122,000)       $      -
          State and local taxes, net of federal tax benefit                                        19,550           4,350
          Increase in valuation allowance                                                         122,000               -
                                                                                           ---------------     ---------------
                                      Totals                                                $      19,550        $  4,350
                                                                                           ===============     ===============

The tax effects of temporary differences which give rise to deferred tax assets and liabilities at April 30, 2003 is summarized as follows:

      Net operating loss carryforward                                                              54,000
      Deferred tax assets
          Allowance for doubtful accounts                                                       $  26,000
          Federal benefit of deferred state tax liabilities                                        44,000
           Valuation allowance                                                                    (54,000)
                                                                                                ----------

                Net deferred tax assets - current                                                  70,000
                                                                                                ----------

      Deferred tax liabilities
          Sec 481(a) adjustment for cash to accrual basis of accounting
                                                          - current                              (100,000)
                                                          - long term                            (201,000)
           Non-deductible amortization of purchase price
                Inventory - current                                                               (29,000)
                Fixed assets- long term                                                          (111,000)

                Customer lists- long term                                                        (215,000)
                                                                                                ----------



                                              Total                                              (656,000)
                                                                                                ----------

      Net deferred tax liabilities                                                              $(586,000)
                                                                                                ==========

                WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
                     (FORMERLY PHOENIX STAR VENTURES, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 - INCOME TAXES (continued)

The Company has net operating loss carryforwards for Federal tax purposes approximating $72,000, expiring through 2023. The Company has net operating loss carryforward for State tax purposes approximating $328,000 expiring through 2010. Due to the uncertainty of recognizing a tax benefit on these losses, the Company has provided a valuation allowance against these deferred tax assets.

NOTE 11 - STOCK OPTION PLAN

The Company established a nonqualified stock option plan pursuant to which options to acquire a maximum of 5,000,000 shares of the Company's common stock were reserved for grant (the "2002 Plan"). Under the terms of the 2002 Plan, the options, which expire five years after grant, are exercisable at prices equal to the fair market value of the stock at the date of the grant and become exercisable in accordance with terms established at the time of the grant. At April 30, 2003, there were 4,923,000 shares available for grant under the 2002 Plan.

The following is a summary of activity with respect to stock options granted under the 2002 Plan:

                                                                                                           Weighted-average
                                                                  Shares           Price per share          price per share
                                                            -----------------     -----------------       -----------------

            May 1, 2002                                                -                -                          -

           Granted                                                 77,000          $1.35 to $1.66                $1.45
                                                            -----------------

       Balance outstanding at April 30, 2003                       77,000
                                                            =================

The following table summarizes the stock options outstanding and exercisable at April 30, 2003:

                                            Options outstanding                     Options exercisable
                                                          Weighted-
                                                           average
                                       Shares             remaining                                Exercise
            Exercise Prices         Under option        life in years            Shares              price
            ---------------         -------------       -------------           --------           -------

            $1.35                       50,000              4.42                  4,166             $1.35
            $1.37                        2,000              4.58                    500             $1.37
            $1.66                       25,000              4.92                  6,250             $1.66
                                    ----------                               ----------

            Total                       77,000                                   10,916
                                    ----------                                ---------

The weighted-average fair value on the grant date was $0.87 for options granted during the year ended April 30, 2003. Prior to May 1, 2002, the Company granted no options.

            WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
                     (FORMERLY PHOENIX STAR VENTURES, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 - STOCK OPTION PLAN (continued)

The Company applies the intrinsic value method in accounting for its stock-based compensation plan. Had the Company measured compensation under the fair value based method for stock options granted, the Company's net loss attributable to common shareholders and net loss per share attributable to common shareholders for the year ended April 30, 2003 would have been as follows:

       Net loss attributable to common shareholders
                     As reported                                            $ (554,294)
                     Pro forma                                              $ (564,286)

       Net loss per share attributable to common shareholders
                    As reported                                             $  (0.05)
                    Pro forma                                               $  (0.05)

The fair value of each option grant was estimated on the date of grant using the Black-Scholes Option pricing model with the following assumptions for fiscal 2003: Risk-free interest rate of 2%, dividend yield of 0%, expected life of 5 years and volatility of 71.6%.

NOTE 12 - SHAREHOLDERS' EQUITY

Preferred Stock

Series B Convertible Preferred Stock

On May 15, 2002, the Board of Directors of the Company adopted and created a series of preferred stock consisting of 1,000 shares designated as Series B Convertible Preferred Stock ("Series B Preferred Stock"). Each share of Series B Preferred Stock has a liquidation preference of $1,000 and does not accrue any dividends. The Series B Preferred Stock is convertible into the Company's common stock, at the option of the holder, at any time after the 30th calendar day the Company receives payment in full. Each share of preferred stock is convertible at a basis of $1,000 per share at a conversion price equal to 75% of the average market price of the common stock for ten days prior to the date of conversion. Among other provisions, the number of shares issuable upon conversion may not be less than 1,000 shares or greater than 4,000 shares of common stock.

Between May 24, 2002 and June 11, 2002, the Company sold 455 shares of Series B Preferred Stock through a private placement and received proceeds of $455,000. Additionally, the Company issued 64 shares to a shareholder of the Company as payment for advances from shareholder and accounts payable totaling $64,000.

Based on the conversion price of 75% of market value, the Company recorded a beneficial conversion feature of $173,000 for the 519 Series B Preferred Stock issued as an imputed preferred stock dividend.

                WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
                     (FORMERLY PHOENIX STAR VENTURES, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 - SHAREHOLDERS' EQUITY (continued)

Preferred Stock (continued)

On December 13, 2002, all Series B Preferred Stock was converted to 567,212 shares of the Company's common stock.

Series C Convertible Preferred Stock

On November 10, 2002, the Board of Directors of the Company adopted and created a series of preferred stock consisting of 1,000 shares designated as Series C Convertible Preferred Stock (" Series C Preferred Stock"). The Series C Preferred Stock is convertible into the Company's common stock, at the option of the holder, at any time after the day the Company receives payment in full. Each share of Series C Preferred Stock is convertible into 800 shares of the Company's common stock. Each share of Series C Preferred Stock has a liquidation preference of $1,000 and does not accrue any dividends.

In addition, the Company may repurchase the outstanding Series C Preferred Stock within one year following the date on which the Company issues and receives payment in full, at a price of $1,200 per share.

On December 6, 2002, the Company issued 1,000 shares of Series C Preferred Stock in a private placement and received proceeds of $1,000,000. At April 30, 2003, the Company has not repurchased any of this Series C Preferred Stock.

As an inducement for the subscribers to purchase the Series C Preferred Stock, a majority shareholder who is the Company's Chairman and Chief Executive Officer agreed to: (1) refrain from selling any of the Company's common stock held by him until November 13, 2003, and (2) to return to treasury up to 2,690,000 shares of the Company's common stock held by him if certain financial covenants were not by the Company for the fiscal year ended April 30, 2003. The Company complied with all such financial covenants at April 30, 2003 and none of the shares were returned to treasury.

In the event the Company issues shares of its common stock during the two calendar years following the Issuance Date in a private placement for cash consideration of less than $1.25 per share, each share of Series C Preferred Stock is convertible into the number of shares of common stock equal to $1,000 divided by the price per share at which the Company issued common stock in the private placement. On June 25, 2003, as described in Note 15, the Company offered shares of its common stock in a private placement at $.56 per share. Accordingly, the Series C Preferred Stock is convertible into 1,786,000 common shares of the Company.

Common Stock

On December 1, 2001, the Company issued 5,500,000 common shares to its sole shareholder and received proceeds of $5,000.

On May 23, 2002, all of the 250 shares of Series A preferred stock, which had been issued by PSVI prior to the reverse acquisition, were converted into 3,000,000 shares of the Company's common stock.

                WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
                     (FORMERLY PHOENIX STAR VENTURES, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 - SEGMENT REPORTING

The Company's reportable segments are determined based upon the nature of the products, the external customers and customer industries and the sales and distribution methods used to market the products.

The Company has two reportable segments: WPCS and Walker. WPCS includes WPCS Incorporated and Invisinet, which provides wireless solutions. Walker is in the business of structured cabling.


The Company evaluates performance based upon profit or loss from operations. Segment reporting commenced after the Company acquired Walker in December 2002. Prior to that date, the Company operated as only one segment.

For the year ended April 30, 2003, results are presented as segments for its Invisinet and Walker subsidiaries from the date of their acquisition by the Company during November 2002 and December 2002, respectively.

                                                CORPORATE             WPCS                 WALKER             Total
                                           --------------------  -------------------- -------------------- --------------------
   For the year ended April 30, 2003
   Revenue                                  $        -           $     1,850,300      $     3,572,558       $  5,422,858

   Net loss before income taxes             $ (223,211)          $       (61,185)             (77,348)          (361,744)

   Goodwill                                                      $     1,627,044      $     3,761,838       $  5,388,882

   Total assets                             $  136,963           $     2,753,206      $     6,931,057       $  9,821,226

   Depreciation and amortization            $        -           $        21,543      $        94,958       $    116,501

NOTE 14 - COMMITMENTS AND CONTINGENCIES

Employment Agreements

On August 2, 2002, the Company entered into a three-year employment contract with a shareholder who is the Chairman and Chief Executive Officer of the Company. Upon each one year anniversary of the agreement, the agreement will automatically renew for another three years from the anniversary date. The base salary under the agreement is $150,000 per annum plus benefits.

                WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
                     (FORMERLY PHOENIX STAR VENTURES, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 - COMMITMENTS AND CONTINGENCIES (continued)

Employment Agreements (continued)

On November 13, 2002, the Company entered into a two-year employment contract with an option to renew for an additional year, with the President of Invisinet, who is also an Executive Vice President of the Company. The base salary under the agreement is $120,000 per annum, plus benefits.

On December 30, 2002, the Company entered into a four-year employment contract with an option to renew for an additional year, with the President of Walker, who is also an Executive Vice President of the Company. The base salary under the agreement is $140,000 per annum, plus benefits.

On December 30, 2002, the Company entered into a four-year employment contract with an option to renew for an additional year, with the Chief Operating Officer of Walker, who is also a Director of the Company. The base salary under the agreement is $140,000 per annum, plus benefits.

On July 15, 2003, the Company entered into a three-year employment agreement with the Chief Financial Officer of the Company. The base salary under the agreement is $120,000, per annum, plus benefits.

Litigation

The Company from time to time is subject to certain legal proceedings and claims which have arisen in the ordinary course of its business. These actions when ultimately concluded will not, in the opinion of management, have a material adverse effect upon the financial position, results of operations or cash flows of the Company.

Lease Commitments

The Company leases its office (see Note 8) facilities pursuant to non-cancelable operating leases expiring through February 2011. The minimum rental commitments under these non-cancelable leases, at April 30, 2003 are summarized as follows:

         Year ending April 30,
                2004                                     $    154,000
                2005                                          107,000
                2006                                           94,000
                2007                                           97,000
                2008                                          100,000
                Thereafter                                    299,000
                                                         ------------

         Total minimum lease payments                    $    851,000
                                                         =============


Rent expense for all operating leases was approximately $100,000 and $10,000 in 2003 and 2002, respectively.

                WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
                     (FORMERLY PHOENIX STAR VENTURES, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15 - SUBSEQUENT EVENTS

On May 1, 2003 and May 27, 2003, the Company granted options to purchase 1,350,000 shares of its common stock to certain consultants. The options have exercise prices ranging from $0.45 to $1.50. Of this, 50,000 options expire on May 1, 2005 and the remaining 1,300,000 options expire on May 27, 2004. The Company has valued these options at approximately $129,000 and will charge the general and administrative expenses for the year ended April 30, 2004.

On June 24, 2003, the Company announced that it had entered into a letter of intent to acquire Clayborn Contracting Group in a cash and stock transaction valued at approximately $3 million. The proposed terms of the acquisition include:

          o    the payment of $900,000 at closing;

          o the issuance at closing of such number of shares of our common stock as equals $1,000,000, based on the market price of the stock at the time of closing; and

          o $1,100,000, payable by the delivery to the Clayborn shareholders of 50% of the post tax net income of Clayborn, payable on a quarterly basis.

A definitive agreement with respect to acquisition has not been executed to date and there can be no assurance that such acquisition will be completed on the foregoing terms, or at all. The acquisition of Clayborn will provide the Company additional wireless opportunities, expansion of it's customer base, and access to additional project engineers.

On June 25, 2003, (and amended July 24, 2003), the Company offered in a private placement, up to 100 units (the Units) for sale to accredited investors at a price of $25,000 per Unit (the Offering). The Offering is on a "best efforts" basis of a minimum offering of $1,000,000 and a maximum offering of $2,500,000. Each Unit consists of (i) 44,444 shares of the Company's common stock, and (ii) warrants to purchase 44,444 shares of common stock, exercisable for a period of three years at an exercise price of $0.90 per share (the Warrants). The Warrants may be redeemed in whole or in part at the option of the Company, if the closing price of the Company's common stock is at least $1.25 per share on average for 10 consecutive trading days, ending not earlier than 30 days before the Warrants are called for redemption. In connection with the offering, the placement agent was issued warrants to purchases 665,000 shares of the Company's common stock, exercisable for a period of three years, at an exercise price of $0.75 per share. As of July 31, 2003, the Company sold 40 units and received proceeds of $898,000, net of offering expenses.

On August 13, 2003, all 1000 Series C Preferred shares were converted into 1,786,000 shares of the Company's common stock.

                WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                                July 31,              April 30,
                                 ASSETS                                           2003                   2003
                                                                           --------------------    -----------------
                                                                                (UNAUDITED)

CURRENT ASSETS:
    Cash and cash equivalents                                                      $    929,084          $   167,547
    Accounts receivable, net of allowance of $10,679 and
      $11,779 at July 31, 2003 and April 30, 2003, respectively                       3,070,588            2,397,236
    Costs and estimated earnings in excess of billings on
      uncompleted contracts                                                             946,658              408,194
    Inventory                                                                            90,352               77,775
    Prepaid expenses                                                                    196,473              143,113
    Deferred tax assets                                                                  70,000               70,000
                                                                           --------------------    -----------------


         Total current assets                                                         5,303,155            3,263,865


PROPERTY AND EQUIPMENT, NET                                                             612,470              647,951

CUSTOMER LISTS, NET                                                                     472,000              499,000

GOODWILL                                                                              5,538,882            5,388,882

OTHER ASSETS                                                                             22,771               21,528
                                                                           --------------------    -----------------

                Totals                                                             $ 11,949,278          $ 9,821,226
                                                                           ====================    =================


         The accompanying notes are an integral part of these condensed consolidated financial statements.

                WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES

                                                                                      July 31,            April 30,
                   LIABILITIES AND SHAREHOLDERS' EQUITY                                2003                 2003
                                                                                  -----------------   -----------------
                                                                                   (UNAUDITED)
CURRENT LIABILITIES:
    Accounts payable and accrued expenses                                            $   1,145,131      $    1,278,443
    Billings in excess of costs and estimated earnings on
       uncompleted contracts                                                             1,407,155             215,819
    Current maturities of capital lease obligations                                          2,294               2,294
    Current maturities of equipment loans payable                                           10,327              21,268
    Note payable, officer                                                                  100,000             100,000
    Due to shareholders                                                                    208,207              58,207
    Income taxes payable                                                                   143,000              23,700
    Deferred income taxes, current portion                                                 129,000             129,000
                                                                                  -----------------   -----------------

          Total current liabilities                                                      3,145,114           1,828,731

     Capital lease obligations, net of current maturities                                    4,056               4,608
     Deferred income taxes, net of current portion                                         434,000             527,000
                                                                                  -----------------   -----------------

            Total Liabilities                                                            3,583,170           2,360,339
                                                                                  -----------------   -----------------

COMMITMENTS

SHAREHOLDERS' EQUITY:
   Preferred Stock - $0.0001 par value, 5,000,000 shares authorized

   Series C Convertible Preferred Stock, 1,000 shares designated, 1,000 shares issued and outstanding at July 31, 2003,
       liquidation preference $1,000,000                                                         -                   -

   Common Stock - $0.0001 par value,
         30,000,000 shares authorized, 14,856,604 and
       13,078,844 shares issued and outstanding at July 31, 2003 and April
       30, 2003, respectively                                                                1,486               1,308
   Additional paid- in capital                                                           9,030,426           8,002,639
   Accumulated deficit                                                                    (665,804)           (543,060)
                                                                                  -----------------   -----------------


           Total shareholders' equity                                                    8,366,108           7,460,887
                                                                                  -----------------   -----------------

            Totals                                                                 $    11,949,278         $ 9,821,226
                                                                                  =================   =================

         The accompanying notes are an integral part of these condensed consolidated financial statements.

                WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)


                                                                               Three Months Ended
                                                                                    July 31,
                                                                            2003                2002
                                                                      -----------------    -----------------
SALES                                                                    $   3,096,483          $   393,124
COST OF SALES                                                                2,029,246              303,177
                                                                      -----------------    -----------------

GROSS PROFIT                                                                 1,067,237               89,947
                                                                      -----------------    -----------------
OPERATING EXPENSES:
    Selling expenses                                                            16,236                5,275
    General and administrative expenses, including
         $129,965 of non-cash compensation expense
         for the three months ended July 31, 2003                            1,069,063              183,789
     Depreciation and amortization                                              63,682                1,543
                                                                      -----------------    -----------------

         Total                                                               1,148,981              190,607
                                                                      -----------------    -----------------

LOSS BEFORE PROVISION FOR INCOME TAXES                                         (81,744)            (100,660)
    Provision for income taxes                                                 (41,000)                   -
                                                                      -----------------    -----------------
NET LOSS                                                                      (122,744)            (100,660)

Imputed dividends accreted on
  Convertible Series B Preferred stock                                               -             (173,000)
                                                                      -----------------    -----------------
NET LOSS ATTRIBUTABLE TO
    COMMON SHAREHOLDERS                                                  $    (122,744)         $  (273,660)
                                                                      =================    =================

Basic net loss per common share                                          $       (0.01)         $     (0.03)
                                                                      =================    =================
Basic weighted average number of
  common shares outstanding                                                 13,252,755            8,400,632
                                                                      =================    =================

         The accompanying notes are an integral part of these condensed consolidated financial statements

                WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES

            CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                    FOR THE THREE MONTHS ENDED JULY 31, 2003
                                   (UNAUDITED)


                                                                                            ADDITIONAL   ACCUMULATED      TOTAL
                                           PREFERRED STOCK            COMMON STOCK            PAID-IN     DEFICIT     STOCKHOLDERS'
                                         SHARES      AMOUNT       SHARES          AMOUNT      CAPITAL                    EQUITY
                                        ----------- ----------- -----------   ----------- ----------- -----------    -----------
BALANCE MAY 1, 2003                          1,000  $        -  13,078,844    $    1,308  $8,002,639   $ (543,060)   $7,460,887

Issuance of common stock  through
private placement                                -           -   1,777,760           178     897,822            -       898,000
Fair value of stock options granted to
nonemployees                                     -           -           -             -     129,965            -       129,965


NET LOSS                                         -           -           -             -           -     (122,744)     (122,744)
                                        ----------- ----------- -----------   ----------- -----------  -----------   -----------
BALANCE, JULY 31, 2003                       1,000  $        -  14,856,604    $    1,486  $9,030,426   $ (665,804)   $8,366,108
                                        =========== =========== ===========   =========== ===========  ===========   ===========

         The accompanying notes are an integral part of these condensed consolidated financial statements.

                WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
                                   (UNAUDITED)

                                                                                         Three Months Ended
                                                                                               July 31,

                                                                                     2003                   2002
                                                                                --------------          --------------
OPERATING ACTIVITIES:
     Net loss                                                                     $  (122,744)           $   (100,660)
     Adjustments to reconcile net loss
        to net cash used in operating activities:
          Depreciation and amortization                                                63,682                   1,543
          Provision for doubtful accounts                                              (1,100)                      -
          Fair value of stock options granted to non-employees                        129,965                       -
          Deferred income taxes                                                       (93,000)                      -
          Changes in operating assets and liabilities:
                Accounts receivable                                                  (672,252)               (205,541)
                Costs and estimated earnings in excess of billings on
                uncompleted contracts                                                (538,464)                      -
                Inventory                                                             (12,577)                 (3,266)
                Prepaid expenses                                                      (53,360)               (117,500)
                Other assets                                                           (1,243)                      -
                Accounts payable and accrued expenses                                (133,312)                 99,499
                     Billings in excess of costs and estimated earnings on
                      uncompleted contracts                                         1,191,336                       -
                Income taxes payable                                                  119,300                       -
                                                                                --------------          --------------

NET CASH USED IN OPERATING  ACTIVITIES                                               (123,769)               (325,925)
                                                                                --------------          --------------

INVESTING ACTIVITIES:
        Acquisition of property and equipment                                          (1,201)                      -
                                                                                --------------          --------------

NET CASH USED IN INVESTING ACTIVITIES                                                  (1,201)                      -
                                                                                --------------          --------------

FINANCING ACTIVITIES:
     Cash received in reverse acquisition                                                   -                   3,257
      Proceeds from sale of preferred stock                                                 -                 455,000
      Proceeds from issuance of common stock                                          898,000                       -
      Repayment of notes payable-bank                                                       -                  (9,115)
      Repayment of equipment loans payable                                            (10,941)                      -
      Payments of capital lease obligations                                              (552)                   (500)
                                                                                --------------          --------------

NET CASH PROVIDED BY FINANCING ACTIVITIES                                             886,507                 448,642
                                                                                --------------          --------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                             761,537                 122,717

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                        167,547                  15,554
                                                                                --------------          --------------

CASH AND CASH EQUIVALENTS, END OF PERIOD                                          $   929,084            $    138,271
                                                                                ==============          ==============

         The accompanying notes are an integral part of these condensed consolidated financial statements

                WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES

                                                                                              (UNAUDITED)

                                                                                          Three Months Ended
                                                                                               July 31,

                                                                                    2003                  2002
                                                                                 ----------             ---------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
      Cash paid during the period for:
           Interest                                                              $   1,778              $     220
                                                                                 ==========             ==========
         Income taxes                                                            $  22,077              $     190
                                                                                 ==========             ==========


SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
      Issuance of 64 shares of Series B preferred stock
         as payment of advances from shareholder and
            accounts payable                                                     $       -              $  64,000
                                                                                 ==========             ==========
      Imputed Series B preferred stock dividend attributable to a
            beneficial conversion feature                                        $       -              $ 173,000
                                                                                 ==========             ==========
      Earn-out consideration unpaid relating to an acquisition                   $ 150,000              $       -
                                                                                 ==========             ==========


              The accompanying notes are an integral part of these
                  condensed consolidated financial statements.

                WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES


              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC") for interim financial statements and do not include all of the information and footnote disclosures required by accounting principles generally accepted in the United States of America. Accordingly, the unaudited condensed financial statements should be read in conjunction with our audited consolidated financial statements and notes thereto for the fiscal year ended April 30, 2003. The accompanying unaudited condensed consolidated financial statements reflect all adjustments (consisting of normal recurring accruals), which are, in the opinion of the management, considered necessary for a fair presentation of financial position, results of operations, and cash flows for the interim periods. Operating results for the three month period ended July 31, 2003 are not necessarily indicative of the results that may be expected for the fiscal year ending April 30, 2004.

The accompanying unaudited condensed consolidated financial statements include the accounts of WPCS International Incorporated ("WPCS") and its wholly owned subsidiaries, WPCS Acquisition Corp. (which changed its name to WPCS Incorporated) ("Subsidiary"), Invisinet Inc. ("Invisinet") from November 13, 2002 (date of acquisition) and Walker Comm Inc. ("Walker") from December 30, 2002 (date of acquisition), collectively the "Company". For the three months ended July 31, 2002, the statements of operations, shareholders' equity and cash flows are that of WPCS Holdings, Inc. ("Holdings"), the accounting acquirer of the business of Phoenix Star Ventures, Inc. ("PSVI") as explained below.

The Company is a project engineering company that focuses on the implementation requirements of specialty communication systems, wireless fidelity (WiFi) deployment and fixed wireless deployment. It provides complete wireless solutions including best of breed wireless products, engineering services and deployment. The Company defines wireless deployment as the internal and external design and installation of a fixed wireless solution to support voice/data/video transmission between two or more points without the utilization of landline infrastructure. The Company generates its revenues from product sales and services. There are multiple products associated with the deployment of a fixed wireless solution including radios, repeaters, amplifiers, antennas, cabling and specialty components. There are also important services such as spectrum analysis, site surveys, site design, tower construction, mounting and alignment.

WPCS is the successor-consolidated entity formed by the merger, on May 17, 2002, of PSVI, a newly formed, wholly owned subsidiary of PSVI and Holdings, a Delaware corporation.

On May 17, 2002, PSVI a publicly held "shell company", became the legal acquirer of Holdings by issuing 5,500,000 shares of its common stock to the shareholders of Holdings in exchange for all of the outstanding common shares of Holdings. The former shareholders of Holdings, immediately after the business combination, owned the majority of the combined companies. Accordingly, the business combination has been accounted for as a reverse acquisition, whereby, for accounting purposes, Holdings is the accounting acquirer and PSVI is the accounting acquiree. The condensed consolidated financial statements of the Company include the accounts of PSVI since its acquisition. The cost of the acquisition approximated the fair value of the net assets of PSVI that were acquired, and accordingly, assets, liabilities and the outstanding preferred stocks of PSVI were initially recorded at historical carrying values.

                WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES


              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 1 - BASIS OF PRESENTATION-(Continued)

On May 24, 2002, PSVI's principal shareholder returned 500,000 shares of its common stock to the Company, without compensation. Subsequently, these common shares were retired and cancelled.

On November 13, 2002, the Company acquired all of the outstanding shares of Invisinet from its shareholders in exchange for an aggregate of 1,000,000 newly issued shares of the Company's common stock. An additional 150,000 shares of the Company's common stock were to be issued to a shareholder, provided Invisinet achieved certain financial targets over a two year period beginning on the first anniversary date of the merger. On May 27, 2003, the Company and the shareholder mutually agreed to cancel the issuance of bonus shares and in exchange, issued options to purchase 300,000 shares of the Company's common stock

On December 30, 2002, the Company acquired all of the outstanding shares of Walker in exchange for an aggregate of 2,486,000 newly issued shares of the Company's common stock and $500,000 cash consideration. An additional $500,000 is payable contingent upon Walker achieving certain net profits, to be paid in quarterly distributions equal to 75% of net income, which would increase the purchase price.

NOTE 2 - SUMMARY OF SELECTED SIGNIFICANT ACCOUNTING POLICIES

A summary of selected accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows:

Goodwill

Effective May 1, 2002, the Company adopted Statement of Financial Standards ("SFAS") No. 142, Goodwill and Other Intangible Assets. In accordance with the guidelines of this accounting standard, goodwill and indefinite-lived intangible assets are no longer amortized but are assessed for impairment on at least an annual basis. SFAS No. 142 also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment. SFAS No. 142 requires that goodwill be tested for impairment upon adoption and at least annually thereafter, utilizing a two-step methodology. The initial step requires the Company to determine the fair value of the business acquired (reporting unit)and compare it to the carrying value, including goodwill, of such business (reporting unit). If the fair value exceeds the carrying value, no impairment loss would be recognized. However, if the carrying value of the reporting unit exceeds its fair value, the goodwill of the unit may be impaired. The amount, if any, of the impairment is then measured in the second step. The Company determined the fair value of the businesses acquired for purposes of this test primarily by using a discounted cash flow valuation technique. Significant estimates used in the valuation include estimates of future cash flows, both future short-term and long- term growth rates, and estimated cost of capital for purposes of arriving at a discount factor. On an ongoing basis, the Company expects to perform its annual impairment test during the fourth quarter absent any interim impairment indicators.

                WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES


              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

    NOTE 2 - SUMMARY OF SELECTED SIGNIFICANT ACCOUNTING POLICIES (Continued) Revenue recognition

Wireless sales
Revenue consists of the sale of wireless products and services associated with their deployment. Product sales are recognized when installed and service revenues are recognized when services are provided.

Contracts

The Company records profits on contracts on a percentage-of-completion basis on the cost to cost method. Contracts in process are valued at cost plus accrued profits less earned revenues and progress payments on uncompleted contracts. Contracts are generally considered substantially complete when engineering is completed and/or site construction is completed. The Company includes in operations pass-through revenue and costs on cost-plus contracts, which are customer-reimbursable materials, equipment and subcontractor costs, when the Company determines that it is responsible for the engineering specification, procurement and management of such cost components on behalf of the customer.

The Company has numerous contracts that are in various stages of completion. Such contracts require estimates to determine the appropriate cost and revenue recognition. The Company has a history of making reasonably dependable estimates of the extent of progress towards completion, contract revenues and contract costs. However, current estimates may be revised as additional information becomes available. If estimates of costs to complete long-term contracts indicate a loss, provision is made currently for the total loss anticipated. The elapsed time from award of a contract to completion of performance may be up to two years.

Earnings (Loss) Per Share

Earnings (Loss) per common share is computed pursuant to SFAS No. 128, "Earnings Per Share" ("EPS"). Basic income (loss) per share is computed as net income
(loss) available to common shareholders divided by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur from common stock issuable through stock options, restrictive stock awards, warrants and other convertible securities. At July 31, 2003, the Company had 1,000 shares of Series C Convertible Preferred Stock with potential conversion into 1,786,000 shares of the Company's common stock, and 2,638,000 stock options grants outstanding. Diluted EPS is not presented since the effect of the assumed exercise of options and the assumed conversion of the Series C convertible preferred stock would be antidilitive.

Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. The most significant estimates relate to the calculation of percentage of completion on uncompleted contracts, allowance for doubtful accounts, valuation of inventory and life of customer lists. Actual results could differ from those estimates.

                WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES


              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE 3 - COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS Costs and estimated earnings on uncompleted contracts consist of the following at July 31, 2003:

             Costs incurred on uncompleted contracts                              $ 5,625,623
             Estimated contract profit                                              1,644,097
                                                                               ---------------
                                                                                    7,269,720

             Less: billings to date                                                 7,730,217
                                                                               ---------------

                                                                                  $  (460,497)
                                                                               ===============

             Costs and estimated earnings in excess of billings                   $   946,658

             Billings in excess of costs and estimated earnings
               on uncompleted contracts                                            (1,407,155)
                                                                               ---------------
                                                                                  $  (460,497)
                                                                               ===============

NOTE 4 - RELATED PARTY TRANSACTIONS

In connection with the acquisition of Walker, an additional $500,000 is payable to the Walker shareholders, provided Walker achieves certain net profits, to be paid in quarterly distributions equal to 75% of net income. For the three months ended July 31, 2003, an additional $150,000 was payable to the Walker shareholders against this earn-out provision, accordingly, the goodwill was increased by $150,000. At July 31, 2003, the total payable to the Walker shareholders under this earn-out provision was $208,207.

In connection with the acquisition of Walker, the Company assumed a ten-year lease with trusts, of which, certain officers of the Company are the trustees, for a building and land located in Fairfield, California, which is occupied by its Walker subsidiary. For the three months ended July 31, 2003, $14,000 was paid as rent for this lease.

NOTE 5 - STOCK OPTION PLAN

The Company established a nonqualified stock option plan pursuant to which options to acquire a maximum of 5,000,000 shares of the Company's common stock were reserved for grant (the "2002 Plan"). Under the terms of the 2002 Plan, the options, which expire five years after grant, are exercisable at prices equal to the fair market value of the stock at the date of the grant and become exercisable in accordance with terms established at the time of the grant. At July 31, 2003, there were 2,362,000 shares available for grant under the 2002 Plan. No options were granted as of July 31, 2002.

The Company applies the intrinsic value method in accounting for its stock-based compensation plan pursuant to the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations, and, accordingly, when the exercise price of an employee stock option granted by the Company is equal to or greater than the market price of the underlying stock on the date of grant, no compensation expense is recognized.

                WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES


        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 5 - STOCK OPTION PLAN ( Continued)

The Company has elected the disclosure only provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," as amended by SFAS No. 148, "Accounting for Stock-Based Compensation- Transition and Disclosure, an amendment to of FASB Statement 123". Had the Company measured compensation under the fair value based method for stock options granted, the Company's net loss attributable to common shareholders and net loss per share attributable to common shareholders for the three months ended July 31, 2003 would have been as follows:


       Net loss attributable to common shareholders
                     As reported                                    $ (122,744)
                     Pro forma                                      $ (192,990)

       Net loss per share attributable to common shareholders
                    As reported                                     $    (0.01)
                    Pro forma                                       $    (0.01)

The fair value of each option grant was estimated on the date of grant using the Black-Scholes Option pricing model with the following assumptions for the three months ended July 31, 2003: Risk-free interest rate of 2%, dividend yield of 0%, expected life of 5 years and volatility of 71.6%.

NOTE 6 - SHAREHOLDERS' EQUITY

On June 25, 2003, (and amended on July 24, 2003), the Company offered in a private placement, up to 100 units (the Units) for sale to accredited investors at a price of $25,000 per Unit (the Offering). The Offering was on a "best efforts" basis of a minimum offering of $1,000,000 and a maximum offering of $2,500,000. Each Unit consists of (i) 44,444 shares of the Company's common stock, and (ii) warrants to purchase 44,444 shares of common stock, exercisable for a period of three years at an exercise price of $0.90 per share (the Warrants). The Warrants may be redeemed in whole or in part at the option of the Company, if the closing price of the Company's common stock is at least $1.25 per share on average for 10 consecutive trading days, ending not earlier than 30 days before the Warrants are called for redemption. In connection with the offering, the placement agent was issued warrants to purchase 665,000 shares of the Company's common stock, exercisable for a period of three years, at an exercise price of $0.75 per share. Through July 31, 2003, the Company sold 40 Units and received proceeds of $898,000, net of placement agents commission from the Offering and issued 1,777,760 shares.

On May 1, 2003 and May 27, 2003, the Company granted options to purchase 1,350,000 shares of its common stock to certain consultants. The options have exercise prices ranging from $0.45 to $1.50. Of this, 50,000 options expire on May 1, 2005 and the remaining 1,300,000 options expire on May 27, 2004. The Company has valued these options and recorded $129,965 of expense for the three months ended July 31, 2003.

                WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES


NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                      (UNAUDITED)

NOTE 7 - SEGMENT REPORTING

The Company's reportable segments are determined based upon the nature of the products and services, the external customers and customer industries and the sales and distribution methods used to market the products. The Company has two reportable segments: WPCS and Walker. WPCS includes WPCS Incorporated and Invisinet, which provides wireless solutions. Walker is in the business of structured cabling. The Company evaluates performance based upon profit or loss from operations. Segment reporting commenced after the Company acquired Walker in December 2002. Prior to that date, the Company operated as only one segment. Segment results for the three months ending July 31, 2003 are as follows:

                                                 CORPORATE          WPCS             WALKER            TOTAL

   Sales                                    $           -          $   620,589    $ 2,475,894     $  3,096,483

   Net (loss) income before income taxes    $    (215,890)         $   (14,401)       148,547          (81,744)

   Goodwill                                                        $ 1,627,044    $ 3,911,838     $  5,538,882

   Total assets                             $     955,898          $ 3,694,575    $ 7,298,805     $ 11,949,278

NOTE 8 - SUBSEQUENT EVENTS

On August 13, 2003, all 1,000 Series C Preferred shares were converted into 1,786,000 shares of the Company's common stock.

On August 22, 2003, the Company entered into an agreement and completed a merger with Clayborn Contracting Group, Inc, a California corporation ("Clayborn"). The Company acquired all of the issued and outstanding shares of Clayborn in exchange for $900,000 cash consideration and 826,446 newly issued shares of the Company's common stock with a fair value of approximately $868,000 based on the average value of the Company's common stock as of a few days before and after the merger terms were agreed to and announced. An additional $1,100,000 is payable by the delivery to the Clayborn shareholders of 50% of the post tax profits of Clayborn, payable in quarterly distributions, which would increase the purchase price. Based on the historical net assets acquired from Clayborn of approximately $1,007,000, the Company preliminarily expects to recognize goodwill of approximately $760,000. Upon completion of a formal purchase price allocation there may be a decrease in the amount assigned to goodwill and a corresponding increase in tangible or intangible assets. The acquisition of Clayborn will provide the Company additional wireless opportunities, expansion of the current customer base, and access to additional project engineers.

                WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES


              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE 8 - SUBSEQUENT EVENTS( Continued)

Through September 5, 2003, the Company sold the remaining 60 Units in connection with the Offering, received additional proceeds of $1,347,500, net of placement agents commission from the Offering and issued 2,666,640 shares of its common stock.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from the information contained in this prospectus. This document may only be used where it is legal to sell the securities. The information in this document may only be accurate on the date of this document.
                                                                                     13,766,806 SHARES
                                                                                          OF OUR
                                                                                      OF COMMON STOCK


                    TABLE OF CONTENTS
                                      Page

Prospectus Summary                                      2
Risk Factors                                            3
Use of Proceeds                                         7
Market for Common Equity and Related
 Stockholder Matters                                    8                       WPCS International Incorporated
Dividend Policy                                         9
Management's Discussion and Analysis                   10
Business                                               19
Management                                             24
Executive Compensation                                 27
Certain Relationships and Related Transactions         32
Security Ownership of Certain Beneficial
 Owners and Management                                 33
Description of Securities                              35
Plan of Distribution                                   37
Selling Stockholders                                   39                            ________________
Legal Matters                                          40
Experts                                                40                               PROSPECTUS
Available Information                                  41                            ________________
Index to Financial Statements                          42




                                                                                      ________, 2003

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

         Our Articles of Incorporation limit, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. Our Bylaws provided that we shall indemnify our officers and directors and may indemnify our employees and other agents to the fullest extent permitted by Delaware law.

         Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 25.  Other Expenses of Issuance and Distribution.

         The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

  Nature of Expense                                            Amount
                                                           ----------------
  SEC Registration fee                                       $  1,642.76
  Accounting fees and expenses                                *10,000.00
  Legal fees and expenses                                     *35,000.00
  Printing and related expenses                               *10,000.00
                                                           ----------------
                                            TOTAL            *$56,642.76
                                                           ================
* Estimated.

Item 26.  Recent Sales of Unregistered Securities.

         Except as set forth below, there were no sales of unregistered securities by WPCS during the past three (3) years:

         On May 17, 2002, we issued 5,500,000 shares of our common stock in exchange for all of the issued and outstanding shares of WPCS Holdings, Inc. The shares were issued to one accredited investor in a transaction exempt under Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended.

         Between May 24, 2002 and June 11, 2002, we sold 455 shares of Series B Preferred Stock through a private placement and received proceeds of $455,000. Additionally, we issued 64 shares of Series B Preferred Stock to one of our shareholders as payment for advances from shareholder and accounts payable totaling $64,000. Each share of Series B Convertible Preferred Stock was convertible at a basis of $1,000 per share at a conversion price equal to 75% of the average market price of our common stock for ten days prior to the date of conversion. On December 13, 2002, all Series B Preferred Stock was converted to 567,212 shares of the Company's common stock. The shares were issued to three accredited investors in a transaction exempt under Section 4(2) of the Securities Act of 1933, as amended.

         On November 13, 2002, we issued 1,000,000 shares of our common stock in exchange for all of the issued and outstanding shares of Invisnet, Inc. The shares were issued to two accredited investors in a transaction exempt under
Section 4(2) of the Securities Act of 1933, as amended.

         On December 6, 2002, we issued 1,000 shares of Series C Preferred Stock in a private placement and received proceeds of $1,000,000. Each share of Series C Convertible Preferred Stock is convertible into 800 shares of our common stock, subject to certain reset provisions. On August 13, 2003, all Series C Preferred Stock was converted to 1,786,000 shares of the Company's common stock. The shares were issued to three accredited investors in a transaction exempt under Section 4(2) of the Securities Act of 1933, as amended.

         On December 30, 2002, we issued 2,486,000 shares of our common stock in exchange for all of the issued and outstanding shares of Walker Comm, Inc. The shares were issued to three accredited investors in a transaction exempt under
Section 4(2) of the Securities Act of 1933, as amended.

         During July, August and September 2003, we sold an aggregate of 100 units to 40 accredited investors in a private placement for aggregate proceeds of $2,500,000. Each Unit consists of (i) 44,444 shares of our common stock, and
(ii) warrants to purchase 44,444 shares of common stock, exercisable for a period of three years at an exercise price of $0.90 per share. The shares were issued in a transaction exempt under Rule 506 of Regulation D promulgated under
Section 4(2) of the Securities Act of 1933, as amended.

         On August 22, 2003, we issued 826,446 shares of our common stock in exchange for all of the issued and outstanding shares of Clayborn Contracting Group, Inc. The shares were issued to one accredited investor in a transaction exempt under Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended.

Item 27.  Exhibits.

         The following exhibits are included as part of this Form SB-2. References to "us" in this Exhibit List mean WPCS International Incorporated, a Delaware corporation.

Exhibit No.    Description

3.1 Certificate of Incorporation of Internet International Communications Ltd., incorporated by reference to Exhibit 3.1 of wowtown.com, Inc.'s Form SB-2, filed June 8, 2000.

3.2 Bylaws of Internet International Communications Ltd., incorporated by reference to Exhibit 3.2 of wowtown.com, Inc.'s Form SB-2, filed June 8, 2000.

4.1 Certificate of Designation of Series A Preferred Stock, incorporated by reference to Exhibit 4.1 of wowtown.com, Inc.'s Form SB-2, filed June 8, 2000.

4.2 Certificate of Designation of Series B Preferred Stock, incorporated by reference to Exhibit 4.2 of WPCS International Incorporated's Annual Report on Form 10-KSB, filed July 29, 2002.

4.3 Certificate of Designation of Series C Preferred Stock, incorporated by reference to Exhibit 4.3 of WPCS International Incorporated's Annual Report on Form 10-KSB, filed August 14, 2003.

4.4 2002 Employee Stock Option Plan, incorporated by reference to Exhibit 4.4 of WPCS International Incorporated's Annual Report on Form 10-KSB, filed August 14, 2003.

4.5 Form of 2003 Warrant, incorporated by reference to Exhibit 4.5 of WPCS International Incorporated's Annual Report on Form 10-KSB, filed August 14, 2003.

5.1  Sichenzia Ross Friedman Ference LLP Opinion and Consent (filed herewith).

10.1 Andrew Hidalgo Employment Agreement, incorporated by reference to Exhibit
     10.1 of WPCS International Incorporated's Annual Report on Form 10-KSB, filed August 14, 2003.

10.2 E.J. von Schaumburg Employment Agreement, incorporated by reference to
     Exhibit 10.2 of WPCS International Incorporated's Annual Report on Form 10-KSB, filed August 14, 2003.

10.3 Donald Walker Employment Agreement, incorporated by reference to Exhibit
     10.3 of WPCS International Incorporated's Annual Report on Form 10-KSB, filed August 14, 2003.

10.4 Gary Walker Employment Agreement, incorporated by reference to Exhibit 10.4 of WPCS International Incorporated's Annual Report on Form 10-KSB, filed August 14, 2003.

10.5 Joseph Heater Employment Agreement, incorporated by reference to Exhibit
     10.5 of WPCS International Incorporated's Annual Report on Form 10-KSB, filed August 14, 2003.

10.6 Agreement and Plan of Merger by and among Phoenix Star Ventures, Inc., WPCS Acquisition Corp., a Delaware corporation, WPCS Holdings, Inc., a Delaware corporation, and Andy Hidalgo, dated as of May 17, 2002, incorporated by reference to Exhibit 1 of WPCS International Incorporated's Current Report on Form 8-K/A, filed June 12, 2002.

10.7 Agreement and Plan of Merger by and among WPCS International Incorporated, Invisinet Acquisitions Inc., Invisinet, Inc., J. Johnson LLC and E. J. von Schaumburg made as of the 13th day of November, 2002, incorporated by reference to Exhibit 3 of WPCS International Incorporated's Current Report on Form 8-K, filed November 27, 2002.

10.8 Amendment to Invisinet Bonus Agreement, dated as of May 27, 2003, incorporated by reference to Exhibit 10.8 of WPCS International Incorporated's Annual Report on Form 10-KSB, filed August 14, 2003.

10.9 Agreement and Plan of Merger by and among WPCS International Incorporated, Walker Comm Merger Corp., Walker Comm, Inc., Donald C. Walker, Gary R. Walker, and Tanya D. Sanchez made as of the 30th day of December, 2002, incorporated by reference to Exhibit 3 of WPCS International Incorporated's Current Report on Form 8-K, filed January 14, 2003.

10.10 Agreement and Plan of Merger by and among WPCS International Incorporated, Clayborn Contracting Acquisition Corp., Clayborn Contracting Group, Inc., David G. Gove and Sharon Gove made as of the 22nd day of August, 2003, incorporated by reference to Exhibit 3 of WPCS International Incorporated's Current Report on Form 8-K, filed August 29, 2003.

23.1 Consent of J. H. Cohn LLP (filed herewith).

23.2 Consent of Leonard Friedman (filed herewith)

23.3 Consent of legal counsel (see Exhibit 5).

Item 28.  Undertakings.

         The undersigned registrant hereby undertakes to:

         (1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

                  (iii) Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

         (5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Exton, State of Pennsylvania, on October 7, 2003.

                    WPCS INTERNATIONAL INCORPORATED


      By: /s/Andrew Hidalgo
          --------------------
           Andrew Hidalgo, Chairman, Chief Executive Officer and Director


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

            That the undersigned officers and directors of WPCS International Incorporated, a Delaware corporation, do hereby constitute and appoint Andrew Hidalgo the lawful attorney in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that said attorney and agent, shall do or cause to be done by virtue thereof. This Power of Attorney may be signed in several counterparts.

            IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney and pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities on October 7, 2003.

                 Signature                                  Title
/s/ Andrew Hidalgo                           Chairman,  Chief Executive  Officer
------------------                           and Director
Andrew Hidalgo

/s/ Joseph Heater                            Chief Financial Officer
------------------
Joseph Heater

                                             Director
------------------
Norm Dumbroff

/s/ Neil Hebenton                            Director
------------------
Neil Hebenton

/s/ Gary Walker                              Director
------------------
Gary Walker

/s/ William Whitehead                        Director
------------------
William Whitehead